Filed pursuant to Rule 424(b)(5)

Registration No. 333-288538

Prospectus Supplement
(to Prospectus dated July 9, 2025)

$13,333,332 Senior Secured 10% Original Issue Discount Convertible Promissory Notes

and

Shares of Common Stock Issuable upon Conversion under

Senior Secured 10% Original Issue Discount Convertible Promissory Notes

We are offering in a registered direct offering, through this prospectus supplement and the accompanying prospectus, (i) an aggregate of $13,333,332 senior secured 10% original issue discount convertible promissory notes (the “Notes”), and (ii) shares of our common stock, par value $0.0001 per share (the “Common Stock”), issuable from time to time upon conversion under the Notes (the “Conversion Shares”).

We have entered into a securities purchase agreement (the “Purchase Agreement”), dated August 4, 2025, with certain investors (the “Investors”) and the collateral agent for the Investors signatory thereto, relating to the issuance of the Notes. On the initial closing date (the “Initial Closing Date”), the Company will issue Notes in the aggregate principal amount of $6,666,666 (the “Initial Notes”). On or after the date that is 20 calendar days after the mailing by the Company of a Definitive Information Statement on Schedule 14(c) (the “Additional Closing Date”) with respect to approval by written consent of the Company’s stockholders (the “Stockholder Approval”) of the issuance of the shares of Common Stock issuable upon conversion of the Notes and (ii) the issuance of shares of Common Stock pursuant to the Exchange Agreements (as defined below), the Company will issue the Investors additional Notes in the aggregate principal amount of $6,666,666 (the “Additional Notes”).

Also, pursuant to the Purchase Agreement, on August 4, 2025, we entered into exchange agreements with certain holders (the “Holders”) of the Company’s common stock purchase warrants. Pursuant to the Exchange Agreements, the Holders agreed to exchange (a) their common stock purchase warrants (the “Original Warrants”) exercisable for an aggregate of approximately 31 million shares of Common Stock, for (b) the same number of shares (the “Exchange Shares”) of Common Stock, subject to receipt of the Stockholder Approval. The Exchange Shares, once the Stockholder Approval is obtained, will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) thereof.

The Notes carry a 10% original issue discount and have a term of 18 months from the original issuance date. No interest accrues during the term of the Notes, unless an event of default occurs, in which case interest will accrue at a rate of 12% per annum or, if less, the highest amount permitted by law. Our obligations under these Notes rank senior to all other existing indebtedness and equity of our Company.

Holders of the Notes have the right to require the Company to use up to 20% of the proceeds from future capital raising financing to repay the Notes at a premium of 105% of the aggregate principal amount of the Notes being redeemed from such proceeds.

Holders of the Initial Notes can convert the Initial Notes into shares of Common Stock any time after the date of effectiveness of Stockholder Approval and holders of the Additional Notes can convert the Additional Notes into shares of Common Stock any time after issuance. Holders of any Notes can convert such Notes into shares of Common Stock by providing a conversion notice. The conversion price cannot fall below the floor price, which is set at $0.1019  per share of Common Stock (the “Floor Price”). The number of shares of Common Stock issuable upon conversion is calculated by dividing (i) the portion of the principal being converted by (ii) the fixed conversion price, subject to adjustment. Alternatively, at any time after the date of the Stockholder Approval, a holder of any Notes may choose an alternative conversion price equal to the greater of (i) 80% of the lowest volume weighted average price of the shares of Common Stock (“VWAP”) over the twenty trading days immediately before the date of the applicable conversion notice, and (ii) the Floor Price (the “Alternate Conversion Price”). If the Alternate Conversion Price would be lower than the Floor Price at the time a conversion notice is received, shares of Common Stock will be issued based on the Floor Price, and we will compensate the holder for any economic difference by paying the holder such value directly in cash. The economic difference is determined as the product of (A) the VWAP on the day the holder delivers the applicable conversion notice and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the holder on the applicable share delivery date with respect to such alternate conversion from (II) the quotient obtained by dividing (x) the applicable conversion amount that the holder has elected to be the subject of the applicable alternate conversion, by (y) the applicable Alternate Conversion Price without being limited by the Floor Price.

The holder of each Note does not have the right to convert any portion of the Note if, upon conversion, the holder and any other attribution parties would collectively beneficially own more than 4.99% (or, at the election of the holder, 9.99%) (the “Maximum Percentage”) of our outstanding shares of Common Stock immediately after giving effect to such conversion. The holder may increase or decrease the Maximum Percentage to any amount not exceeding 9.99% by providing us with written notice. However, (i) any increase in the Maximum Percentage will not take effect until the 61st day after such notice is delivered to our company, and (ii) any adjustment to the Maximum Percentage will apply only to the holder and the other attribution parties.

In connection with the registered direct offering, the Company agreed to forms of documents to be executed at the first closing, consisting of (i) a security agreement (the “Security Agreement”), which will grant to the holders of the Notes a security interest in all of the assets of the Company, and (ii) a subsidiary guarantee (the “Subsidiary Guarantee”), pursuant to which all domestic subsidiaries of the Company will guarantee the Company’s obligations under the Notes.

Our Common Stock is listed on the Nasdaq Capital Market, under the symbol “DVLT.” On August 1, 2025, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.5096 per share.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-3 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have retained Maxim Group LLC (“Maxim”) to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. The closing of the offering will occur via escrow pursuant to an escrow agreement (the “Escrow Agreement”). See “Plan of Distribution” beginning on page S-27  of this prospectus supplement for the description of the compensation to be received by the Placement Agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about August 6, 2025, subject to the satisfaction of certain closing conditions.

Maxim Group LLC

The date of this prospectus supplement is August 4, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We have filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-288538) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on July 9, 2025. Under this shelf registration process, we may, from time to time, sell up to $250 million in the aggregate of shares of Common Stock, shares of preferred stock, debt securities, warrants, rights or units.

This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our securities.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the Placement Agent has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since July 9, 2025, the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

Unless the context indicates otherwise, as used in this prospectus supplement, the terms “Datavault,” “DVLT,” the “Company,” “we,” “us” and “our” refer to Datavault AI Inc. and its subsidiaries on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as other risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

S-iii

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus supplement and the accompanying prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement and the accompanying prospectus is generally reliable, such information may be imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about the Company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-3, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

We were formed as a Delaware limited liability company on July 23, 2010 and converted into a Delaware corporation, effective December 31, 2017. Effective as of March 11, 2022, we changed our name to WiSA Technologies, Inc. On December 31, 2024, we purchased certain intellectual property assets from EOS Technology Holdings Inc., followed by changing our name to Datavault AI Inc. on February 13, 2025. As we expand the business in the future with the assets from this acquisition, we plan to focus on data management and monetization, as well as continuing to use wireless audio to transmit data and audio for consumer use and will solidify our position as an innovative leader in next-generation data technology. Datavault AI stands at the forefront of innovation, delivering cutting-edge Web 3.0 data management and high-performance computing (HPC) solutions to a global audience.

Datavault AI is a pioneering technology licensing company that owns a portfolio of patented, secure platforms designed to redefine how data is managed, valued, and monetized in the modern era. Leveraging our proprietary HPC capabilities and advanced software, we aim to empower future customers worldwide with revolutionary data solutions. Once the acquired intellectual property assets are fully integrated and a revenue stream is established, we expect that the heart of our offerings will be our artificial intelligence (AI)-driven agents—branded as Data Vault®, DataValue®, DataScore®, and Data Vault Bank®. These tools harness generative AI to deliver enterprise-grade data management solutions tailored for the HPC landscape and the Web 3.0 paradigm. Our technology ensures data ownership immutability, experiential data observability, precise data asset valuation, and secure monetization—which we believe will unlock unprecedented opportunities for businesses in an increasingly data-driven world on which our executive leadership, with our engineering and software development teams, can capitalize. Datavault AI has two synergistic platforms (Data Science and Acoustic Science) that plan to optimize the revenue generation of the Company.

Our Data Sciences Platform will be anchored by our flagship Data Vault® platform—a patented, cyber-secure asset tokenization platform that sets a new standard for trust and innovation in Web 3.0 data science. Central to this platform are our industry-first Sumerian® crypto-anchors, which will be able to empower future customers to verify, validate, and monetize both physical and digital assets with confidence. We believe this groundbreaking technology will enable future customers to seamlessly track and monetize historical, current, and future data tied to any asset, integrating effortlessly with existing systems. By layering blockchain and AI-driven metadata atop diverse data sources, Data Vault® plans to provide licensees with a framework for indexing, valuing, scoring, and monetizing assets in immersive 2D and 3D experiential environments. Complementing this, our patented Information Data Exchange® (IDE) will offer a secure, privacy-compliant marketplace where tokenized data and assets can be marketed, bought, and sold directly between owners and buyers. This division will enable enterprises to unlock the full potential of their data assets and provide the ability to turn data from a cost center into cash that can enrich their balance sheets.

S-1

Products and services of Datavault AI’s Data Sciences Platform, which we anticipate will be significant revenue generators in the future, include Data Vault®—our multi-patented Web 3.0 data perception, visualization, valuation & monetization software platform for high performance computing. Data Vault will be monetized through licensing and software as a services (SaaS) contracts. AI driven agents will be used within Data Vault to create new data assets and valuable insights for Datavault AI’s future customers in the data and AI space. DataScore, DataValue, and Digital Twin Institute are Data Vault outputs that will be able to be monetized through revenue splits with future Datavault AI customers. Our technology creates connections for our customers to their decentralized blockchains with capacity to connect to any qualified chain and the ability to create proprietary new blockchains for our future licensed customers. Data Vault integrates data sets, mints digital assets on any blockchain and provides industry first crypto anchors, metadata asset indexing, blockchain tokenization systems management, data ownership monetization with Data Vault Bank automated smart contract production, VerifyU—our academic accreditation system, asset tokenization, name image likeness (NIL) monetization, Information Data Exchange®, encrypted data monetization, tokenized data and assets, each of which are easily tracked and will be easily monetized, all within the IDE, in one cohesive platform.

Our Acoustic Sciences Platform now features a fusion of WiSA’s proven and wireless standard technology and the category creating ADIO inaudible tone, data over sound, and mobile quick response technology. ADIO technology was acquired with plans to enhance the revenue production and productization of WiSA E technology. Prior to the acquisition of IP assets from EOS Technology Holdings Inc., we had established a leadership position in audio innovation within high-definition wireless audio transmission technology. These multi-patented spatial and multichannel HD sound transmission technologies—including intellectual property covering audio timing, synchronization, and multi-channel Interference Cancellation—will integrate with the Adio technology we acquired in the acquisition. Adio is a set of IP pioneering data-over-sound, sonic anchor, and inaudible tone transmission and receiver technologies. Together, these capabilities create a powerful synergy, blending the extensive intellectual property portfolio that we recently acquired with WiSA’s legacy audio solutions. We believe this collaboration will deliver transformative value across multiple markets, including sports and entertainment, education, retail, commercial, government, and scientific sectors. By combining these exclusive patented technologies, we will not only enhance current and future customer experiences but also plan to redefine how data and sound converge can drive business success.Datavault AI is a pioneering technology licensing company that owns a portfolio of patented, secure platforms designed to redefine how data is managed, valued, and monetized in the modern era. Leveraging our proprietary HPC capabilities and advanced software, we aim to empower customers worldwide with revolutionary data solutions. At the heart of our offerings are our artificial intelligence (AI)-driven agents—branded as Data Vault®, DataValue®, DataScore®, and Data Vault Bank®. These tools harness generative AI to deliver enterprise-grade data management solutions tailored for the HPC landscape and the Web 3.0 paradigm. Our technology ensures data ownership immutability, experiential data observability, precise data asset valuation, and secure monetization—which we believe will unlock unprecedented opportunities for businesses in an increasingly data-driven world on which our executive leadership, with our engineering and software development teams, can capitalize. Datavault AI has two synergistic platforms (Data Science and Acoustic Science) that plan to optimize the revenue generation of the Company.

Our Data Sciences Platform is anchored by our flagship Data Vault® platform—a patented, cyber-secure asset tokenization platform that sets a new standard for trust and innovation in Web 3.0 data science. Central to this platform are our industry-first Sumerian® crypto-anchors, which empower customers to verify, validate, and monetize both physical and digital assets with confidence. This groundbreaking technology enables the seamless tracking and monetization of historical, current, and future data tied to any asset, integrating effortlessly with existing systems. By layering blockchain and AI-driven metadata atop diverse data sources, Data Vault® plans to provide licensees with a framework for indexing, valuing, scoring, and monetizing assets in immersive 2D and 3D experiential environments. Complementing this, our patented Information Data Exchange® (IDE) offers a secure, privacy-compliant marketplace where tokenized data and assets can be marketed, bought, and sold directly between owners and buyers. This division will enable enterprises to unlock the full potential of their data assets and provide the ability to turn data from a cost center into cash that can enrich their balance sheets.

S-2

Revenue producing products and services of Datavault AI’s Data Sciences Platform include Data Vault®—our multi-patented Web 3.0 data perception, visualization, valuation & monetization software platform for high performance computing. Data Vault is monetized through licensing and software as a services (SaaS) contracts. AI driven agents are used within Data Vault to create new data assets and valuable insights for our Datavault AI customers. DataScore, DataValue, and Digital Twin Institute are Data Vault outputs that are monetized through revenue splits with Datavault AI customers. Our technology creates connections for our customers to their decentralized blockchains with capacity to connect to any qualified chain and the ability to create proprietary new blockchains for our licensed customers. Data Vault integrates data sets, mints digital assets on any blockchain and provides industry first crypto anchors, metadata asset indexing, blockchain tokenization systems management, data ownership monetization with Data Vault Bank automated smart contract production, VerifyU—our academic accreditation system, asset tokenization, name image likeness (NIL) monetization, Information Data Exchange®, encrypted data monetization, tokenized data and assets, each of which are easily tracked and monetized, all within the IDE, in one cohesive platform.

Our Acoustic Sciences Platform now features a fusion of WiSA’s proven and wireless standard technology and the category creating ADIO inaudible tone, data over sound, and mobile quick response technology. ADIO technology was acquired to enhance the revenue production and productization of WiSA E technology. Prior to the acquisition of IP assets from Data Vault Holdings Inc., we had established a leadership position in audio innovation within high-definition wireless audio transmission technology. These multi-patented spatial and multichannel HD sound transmission technologies—including intellectual property covering audio timing, synchronization, and multi-channel Interference Cancellation—integrate with the Adio technology we acquired in the acquisition. Adio is a set of IP pioneering data-over-sound, sonic anchor, and inaudible tone transmission and receiver technologies. Together, these capabilities create a powerful synergy, blending the extensive intellectual property portfolio that we recently acquired with WiSA’s legacy audio solutions. We believe this collaboration will deliver transformative value across multiple markets, including sports and entertainment, education, retail, commercial, government, and scientific sectors. By combining these exclusive patented technologies, we are not only enhancing customer experiences but also redefining how data and sound converge to drive business success.

THE OFFERING

Securities offered by us	We are offering, through this prospectus supplement and the accompanying prospectus, (i) $13,333,332 senior secured 10% original issue discount convertible promissory notes (the “Notes”), and (ii) shares of our Common Stock issuable from time to time upon conversion of the Notes, pursuant to the Purchase Agreement.

Shares of Common Stock outstanding immediately before this offering	97,692,374(1)

Shares of Common Stock outstanding immediately after this offering	228,539,597 (assuming full conversion of the Notes at the Floor Price)(1)

Conversion rights

Holders of the Initial Notes can convert the Initial Notes into shares of Common Stock any time after the date of effectiveness of Stockholder Approval and holders of the Additional Notes can convert the Additional Notes into shares of Common Stock any time after issuance. Holders of any Notes can convert such Notes into shares of Common Stock by providing a conversion notice. The conversion price cannot fall below the Floor Price. The number of shares of Common Stock issuable upon conversion is calculated by dividing (i) the portion of the principal to be converted by (ii) the fixed conversion price, subject to adjustment.

Alternatively, at any time after the date of the Stockholder Approval, a holder of any Notes may choose to convert at the Alternate Conversion Price. If the Alternate Conversion Price would be lower than the Floor Price at the time a conversion notice is received, shares of Common Stock will be issued based on the Floor Price, and we will compensate the holder for any economic difference by paying the holder such value directly in cash. The economic difference is determined as the product of (A) the VWAP on the day the holder delivers the applicable conversion notice and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the holder on the applicable share delivery date with respect to such alternate conversion from (II) the quotient obtained by dividing (x) the applicable conversion amount that the holder has elected to be the subject of the applicable alternate conversion, by (y) the applicable Alternate Conversion Price without being limited by the Floor Price.

S-3

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $10,590,000, after deducting fees payable to the Placement Agent and other estimated offering expenses payable by us. We intend to use the net proceeds of this offering (i) to make the required required payment under the under the DVH (as defined below) in the amount of $500,000, and (ii) for working capital and other general corporate purposes, including investments in sales and marketing in the United States and internationally. See “Use of Proceeds” on page S-19 of this prospectus supplement.

Participation Rights	Until the date that is 18 months after the date on which the Notes are no longer outstanding, the Investors have the right, but not the obligation, to participate in any issuance by the Company of any debt, preferred stock, Common Stock or securities convertible into shares of Common Stock (a “Subsequent Financing”) up to a maximum of 65% of the total securities to be issued in such Subsequent Financing. The Investors may participate on the same terms, conditions and price provided to other investors in such Subsequent Financing.

Risk factors	An investment in our securities involves substantial risks. You should read carefully the “Risk Factors” on page S-3 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq symbol for Common Stock	“DVLT”

(1)	The number of shares of our Common Stock that will be outstanding immediately before this offering and to be outstanding after this offering is based on 97,692,374 shares of Common Stock outstanding as of July 30, 2025, but excludes the following as of such date: (i) 31,232,173 shares of Common Stock issuable upon exercise of outstanding Common Stock purchase warrants, assuming no change as a result of the Exchange Agreements, (ii) 1,150,014 restricted stock units (“RSUs”) that have been issued but have not vested, (iii) 10,152,604 shares of Common Stock underlying restricted stock awards subject to time based vesting granted pursuant to our 2018 Long-term Incentive Plan (the “LTIP”) and 2,290,000 shares of Common Stock underlying restricted stock awards subject to performance conditions granted pursuant to the LTI, (iv) up to an aggregate of 1,750 shares of Common Stock issuable upon conversion of all outstanding shares of Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”) (which shares of Series B Preferred Stock assume the exercise of all 1,750 Series B Preferred Stock purchase warrants), and (iv) 5,000,000 shares of Common Stock issuable pursuant to the Share Exchange Agreement (the “NYIAK Share Agreement”) between the Company and NYIAX, Inc. (“NYIAX”).

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus before you decide to accept any securities offered hereby. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, or in the documents incorporated by reference herein and therein. Any of the risks and uncertainties set forth in this prospectus supplement and the accompanying prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement or the accompanying prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to Our Financial Condition

Our revenue and loss from operations forecasts are subject to change as a result of a variety of risks and uncertainties.

Our revenue and loss from operations forecasts can change as a result of a variety of factors including but are not limited to changes in sales levels, unexpected increases in product costs and increases in operating costs. Significant changes from our current forecasts, including but not limited to: (i) shortfalls from projected sales levels; (ii) unexpected increases in product costs; (iii) increases in operating costs; and (iv) inability to regain and maintain compliance with the Nasdaq continued listing requirements, could have a material adverse impact on our ability to access the level of funding necessary to continue our operations at current levels. If any of these events occurs or if we are not able to secure additional funding, we may be forced to make reductions in spending, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially harm our business, revenues, results of operations and future prospects.

We need financing in the near term to support our ongoing operations. If we do not raise sufficient capital in the short term, we may be forced to cease operations, liquidate our assets and possibly seek bankruptcy protection or engage in a similar process.

We are currently operating at a loss and our cash position is insufficient to fund operations in the near term. As such, we need additional financing to implement our business plan and to service our ongoing operations. We believe that current cash on hand, prior to the receipt of any proceeds from the issuance and sale of the Notes, is not sufficient to fund our immediate operational needs. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing in the short term, we will be required to divest all or a portion of our business or otherwise liquidate, wind-up, restructure or curtail our operations and product development timeline. We may seek additional capital through a combination of equity offerings, such as this offering, debt financings and/or strategic collaborations. If such financing is not available on satisfactory terms, or is not available at all, our ability to accelerate product development will be hindered, our business and financial condition may be materially and adversely affected, and you may lose all or part of your investment.

We have incurred losses since inception.

We have incurred net losses since inception and had an accumulated deficit of approximately $308.0 million as of March 31, 2025. If we are unsuccessful in implementing any initiatives to improve our revenues to achieve profitability, it will have a material adverse impact on our business, prospects, operating results and financial condition. There can be no assurance that the revenue that we generate will be able to support our operations or meet our working capital needs.

S-5

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2024 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon, other factors, our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of our products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of our products. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that additional financing will be available at terms acceptable to us or at all. If we cannot continue as a viable entity, this could materially adversely affect the value of the shares of Common Stock.

Risks Related to Our Business and Industry

We depend upon the timely delivery of products from our vendors and purchases from our partners and customers.

We depend on manufacturers and component customers to deliver and purchase hardware and consumer electronics in quantities sufficient to meet customer demand. In addition, we depend on these manufacturers and customers to introduce new and innovative products and components to drive industry sales. During the fourth quarter of 2022 and on occasion during the fiscal year ended December 31, 2023 , we experienced sales declines indirectly through disruption in the supply chain for several of our industry partners or customers whose own supply chains have been disrupted based on a variety of macroeconomic events that may or may not be related to the COVID-19 pandemic, which have resulted in delays throughout the consumer electronics industry. Any material delay in the introduction or delivery, or limited allocations of products or offerings could result in reduced sales by us, which could have a material adverse impact on our financial results. Any reduction in allocation of components or new hardware platforms or other technological advances by vendors or our customers (in which our technology is part of their hardware offering) to third parties such as big box retailers, could also have a material adverse impact on our financial results.

A small number of customers represent a significant percentage of our revenue, so any loss of key customers could have a material adverse effect on our business.

A small number of our customers represent a significant percentage of our revenue. Although we may have agreements with these customers, these agreements typically do not require any minimum purchases and do not prohibit customers from using competing technologies or customers from purchasing products and services from competitors. Because many of our markets are rapidly evolving, customer demand for our technologies and products can shift quickly.

As of March 31, 2025, the Company had three customers accounting for 34%, 33%, and 12% of accounts receivable. As of December 31, 2024, the Company had three customers accounting for 68%, 12% and 11% of accounts receivable. The Company had three customers accounting for 29%, 25% and 18% of its net revenue for the three months ended March 31, 2025. The Company had three customers accounting for 35%, 29% and 21% of its net revenue for the three months ended March 31, 2024.

A loss of any of our key customers could have a material adverse effect on our business and results of operations.

We are reliant on module manufacturers to produce the modules which we then sell to our customers and any change in their management or business could have a negative effect on our operations.

Our revenue from the sale of modules to consumer electronics and speaker companies depends in large part upon the availability of our modules that implement our technologies. Our manufacturers incorporate our technologies into these modules, which are then incorporated in consumer entertainment products. We do not manufacture these modules, but rather depend on manufacturers to produce the modules which we then sell to our customers. We do not control the manufacturers. While we have a longstanding relationship with our manufacturers, there can be no assurance that our manufacturers will continue to timely produce our modules. Change in management of our manufacturers or a change in their operations could negatively affect our production and cause us to seek other manufacturers which we may not be able to obtain on the same or similar terms as our current manufacturers. This could have a negative effect on our operations.

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We currently rely on semiconductor manufacturers to manufacture our semiconductors, and our failure to manage our relationship with our semiconductor manufacturers successfully could negatively impact our business.

We rely on a single contractor in Japan for the production of our transmit semiconductor chip and a single contractor in China for the production of our receive semiconductor chip. Our reliance on these semiconductor manufacturers reduces our control over the manufacturing process, exposing us to risks, including increase production costs and reduced product supply. If we fail to manage our relationships with these manufacturers effectively, or if a contract manufacturer experiences delays, disruptions, or decides to end-of-life components that it manufactures for us, our ability to ship products to our end-user customers could be impaired and our competitive position and reputation could be harmed. In addition, any adverse change in our manufacturers’ financial or business condition could disrupt our ability to supply quality products to our end-user customers. If we are required to change manufacturers, we may lose revenue, incur increased costs and damage our customer relationships. In addition, qualifying a new semiconductor manufacturer and commencing production can be an expensive and lengthy process. As a result of any of these aforementioned disruptions, we would experience a delay in our order fulfillment, and our business, operating results and financial condition would be adversely affected.

Declines in or problems with the WiSA Association membership could negatively affect our reputation.

Our wholly owned subsidiary, WiSA, LLC, operates the “WiSA Association,” which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, with the purpose of promoting a standardized method of interoperability between wireless audio components using our technology. We rely significantly on the WiSA Association to uphold the standards and criteria of interoperable audio products. If we lose members or new technology is developed that is easier to incorporate than ours, the WiSA Association may fail to maintain its active status and the sales of our modules could diminish as well. In addition, failure of our members to adhere to our policies designed to provide interoperability between audio systems could undermine the integrity of our brand.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

•	rapid technological change;

•	new and improved technology and frequent product introductions;

•	consumer demands; evolving industry standards; and

•	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

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Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

To increase total customers and customer recognition of the WiSA Association products and to achieve broader market acceptance of our technology, we will need to expand our sales and marketing organization and increase our business development resources, including the vertical and geographic distribution of our sales force and our teams of account executives focused on new accounts and responsible for renewal and growth of existing accounts.

Our business requires that our sales personnel have particular expertise and experience in interoperability of audio systems, and the latest wireless audio technology. We may not achieve revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel with appropriate experience, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

We may in the future experience performance issues due to a variety of factors, including wireless technology disruptions, human or software errors. If a wireless connection is compromised, our products will not work as designed and our business could be negatively affected. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period or a connection problem may be out of our control and could deter customers from purchasing wireless audio components.

We expect to continue to make significant investments to maintain and improve the performance of our modules. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be adversely affected.

Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

Because our modules are complex, undetected errors, failures or bugs may occur. Our module is installed and used in numerous audio systems of different brands with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our technology. Despite our testing, errors, failures or bugs may not be found in our modules until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our modules, which could result in customer dissatisfaction and adversely impact the perceived quality or utility of our products as well as our brand.

Any of these real or perceived errors, compatibility issues, failures or bugs in our modules could result in negative publicity, reputational harm, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources to correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions or delays in the use of our solutions, which could cause us to lose existing or potential customers and could adversely affect our operating results and growth prospects.

We rely on the cooperation of our customers to install our modules in their audio products.

Our modules are sold to our customers who are consumer electronics companies. Our customers install the modules into their products. Our customers’ audio products are sold to the public who must then install the audio system into their homes or businesses. We do not oversee installation of our products and therefore have no control over the result. If a module is not installed correctly in a customer product or an end consumer does not install their audio system correctly, our technology may not work properly, which could result in customer dissatisfaction or have a material adverse impact on our reputation, our business and our financial results.

If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

Our customers integrate our modules into their products. The functionality and popularity of our technology depends, in part, on our ability to produce modules that integrate into our customers’ products. Our customers may change the features of their technologies and audio systems may advance technologically. Such changes or advancements could functionally limit or terminate the utility of our product, which could negatively impact our customer service and harm our business. If we fail to maintain cutting edge technology and compatibility with the products our customers produce, we may not be able to offer the functionality that our customers need, and our customers may not purchase our modules, which would negatively impact our ability to generate revenue and have a material adverse impact on our business.

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Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter because of various factors, many of which are outside of our control, including:

•	the expansion of our customer base;

•	the recent acquisition of certain assets pursuant to the Asset Purchase Agreement;

•	the renewal of agreements with, and expansion of coverage by, existing customers;

•	the size, timing and terms of our sales to both existing and new customers;

•	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;

•	changes in our customers’ and potential customers’ budgets;

•	our ability to control costs, including our operating expenses;

•	our ability to hire, train and maintain our direct sales force, engineers, and marketing employees;

•	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals;

•	general economic and political conditions, both domestically and internationally; and

•	the effects of outbreaks, epidemics or pandemics of contagious diseases.

Any one of these or other factors discussed elsewhere in this prospectus, or the documents incorporated by reference herein, may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

Our sales are subject to fluctuation as a result of seasonality, which is outside of our control.

Our sales are subject to the seasonality of when consumers buy electronic products, generally in the third quarter leading up to the year-end holiday season. Our customers’ plans to complete and ship new products to meet this seasonal peak can critically impact our financial results should they miss the holiday season. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

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Our sales are subject to fluctuation as a result of our customers’ new product introduction timelines and end-user adoption of our customers’ retail products, both of which are outside of our control.

We, in conjunction with our customers, are launching a new technology to the retail and consumer market. The consumer adoption rate at retail is a critical component of our financial success and is currently an unknown component of our financial plans. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

We conduct international operations, which exposes us to significant risks.

Our headquarters are located in Oregon, but we also have employees in Taiwan and Korea and representatives in China and Japan. Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks in addition to those we already face in the United States. In addition, we invest time and resources in understanding the regulatory framework and political environments of our customers overseas in order to focus our sales efforts. Because such regulatory and political considerations are likely to vary across jurisdictions, this effort requires additional time and attention from our sales team and could lead to a sales cycle that is longer than our typical process for sales in the United States. We also may need to hire additional employees and otherwise invest in our international operations in order to reach new customers. Because of our limited experience with international operations as well as developing and managing sales in international markets, our international efforts may not be successful.

In addition, we will face risks in doing business internationally that could adversely affect our business, including:

•	the potential impact of currency exchange fluctuations;

•	the difficulty of staffing and managing international operations and the increased operations, travel, shipping and compliance costs associated with having customers in numerous international locations;

•	potentially greater difficulty collecting accounts receivable and longer payment cycles;

•	the need to offer customer support in various languages;

•	challenges in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

•	export controls and economic sanctions administered by the Department of Commerce Bureau of Industry and Security and the Treasury Department’s Office of Foreign Assets Control;

•	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and United Kingdom Bribery Act of 2010;

•	tariffs and other non-tariff barriers, such as quotas and local content rules;

•	more limited protection for our intellectual property in some countries;

•	adverse or uncertain tax consequences as a result of international operations;

•	currency control regulations, which might restrict or prohibit our conversion of other currencies into U.S. dollars;

•	restrictions on the transfer of funds;

•	deterioration of political relations between the United States and other countries; and

•	political or social unrest or economic instability in a specific country or region in which we operate, which could have an adverse impact on our operations in that location.

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Also, we expect that due to costs related to our international efforts and the increased cost of doing business internationally, we will incur higher costs to secure sales to international customers than the comparable costs for domestic customers. As a result, our financial results may fluctuate as we expand our operations and customer base worldwide.

Our failure to manage any of these risks successfully could harm our international operations and adversely affect our business, operating results and financial condition.

We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our future success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our Company, the development of our products, and our strategic direction. We also depend on the contributions of key technical personnel.

We do not maintain “key person” insurance for any member of our senior management team or any of our other key employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the Internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. There can be no assurance that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

Future acquisitions may have a material adverse effect on our ability to manage our business and our results of operations and financial condition.

We may acquire businesses, technologies, services, or products which are complementary to our business. Future acquisitions, such as the currently contemplated acquisition pursuant to the stock purchase agreement between the Company and API Media Innovations, Inc. (the “API Agreement”), may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources and management attention from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the costs and expenses incurred in connection with such acquisitions, or the potential loss of or harm to relationships with suppliers, employees, and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business or our results of operations and financial condition. In addition, we may need to fund any such acquisitions through the incurrence of additional debt or the sale of additional debt or equity securities, which would result in increased debt service obligations, including additional operating and financing covenants, or liens on our assets, that would restrict our operations, or dilution to our shareholders.

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Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Climate change may have a long-term impact on our business.

Climate change may have an increasingly adverse impact on our business and those of our customers and suppliers. Water and energy availability and reliability in the communities where we conduct business is critical. Climate change, its impact on our supply chain and critical infrastructure worldwide, and its potential to increase political instability in regions where we, our customers and suppliers do business, may disrupt our business and may cause us to experience higher attrition, losses and costs to maintain or resume operations. Although we maintain a program of insurance coverage for a variety of property, casualty, and other risks, the types and amounts of insurance we obtain vary depending on availability and cost. Some of our policies have large deductibles and broad exclusions, and our insurance providers may be unable or unwilling to pay a claim. Losses not covered by insurance may be large, which could harm our results of operations and financial condition.

Our operations, products and services, as well as those of our suppliers and customers, may also be subject to climate-related laws, regulations and lawsuits. Regulations such as carbon taxes, fuel or energy taxes, and pollution limits could result in greater direct costs, including costs associated with changes to manufacturing processes or the procurement of raw materials used in manufacturing processes, increased levels of capital expenditures to improve facilities and equipment, and higher compliance and energy costs to reduce emissions, as well as greater indirect costs resulting from our customers, suppliers or both incurring additional compliance costs that are passed on to us. These costs and restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our operations and product design activities. Stockholder groups may find us insufficiently responsive to the implications of climate change, and therefore we may face legal action or reputational harm. We may also experience contractual disputes due to supply chain delays arising from climate change-related disruptions, which could result in increased litigation and costs.

We also face risks related to business trends that may be influenced by climate change concerns. Stockholder advocacy groups, certain institutional investors, investment funds, other market participants, stockholders and customers have focused increasingly on the environmental, social and corporate governance (“ESG”), and sustainability practices of companies, including those associated with climate change and human rights. These parties have placed increased importance on the implications of the social cost of their investments. If our ESG practices do not meet stockholder or other industry expectations and standards, which continue to evolve, our brand, reputation and business activities may be negatively impacted. Any sustainability disclosures we make may include our policies and practices on a variety of social and ethical matters, including corporate governance, environmental compliance, employee health and safety practices, human capital management, product quality, supply chain management, and talent diversity and inclusion practices. It is possible that our stockholders may not be satisfied with our ESG practices or the speed of their adoption. We could also incur additional costs and require additional resources to monitor, report, and comply with various ESG practices, or choose not to conduct business with potential customers, or discontinue or not expand business with existing customers, due to our policies. Also, our failure, or perceived failure, to meet the standards included in any sustainability disclosure could have a material negative impact on our reputation and business activities.

We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

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Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

Risks Related to Our Intellectual Property

Failure to protect our intellectual property rights could adversely affect our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or license under patent and other intellectual property (“IP”) laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our IP rights adequately, our competitors might gain access to our technology, and our business might be adversely affected. However, defending our IP rights might entail significant expenses. Any of our patent rights, copyrights, trademarks or other IP rights may be challenged by others, weakened or invalidated through administrative process or litigation.

As of March 31, 2025, we had 25 issued and 36  pending U.S. patents covering our technology. We also license issued U.S. patents from others. The patents that we own or license from others (including those that may be issued in the future) may not provide us with any competitive advantages or may be challenged by third parties, and our patent applications may never be granted.

Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our IP, as the legal standards relating to the validity, enforceability and scope of protection of patent and other IP rights are uncertain.

Any patents that are issued may subsequently be invalidated or otherwise limited, allowing other companies to develop offerings that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. In addition, issuance of a patent does not guarantee that we have a right to practice the patented invention. Patent applications in the United States are typically not published until 18 months after filing or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that third parties do not have blocking patents that could be used to prevent us from marketing or practicing our patented software or technology.

Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our software is available. The laws of some foreign countries may not be as protective of IP rights as those in the United States (in particular, some foreign jurisdictions do not permit patent protection for software), and mechanisms for enforcement of IP rights may be inadequate. Additional uncertainty may result from changes to IP legislation enacted in the United States, including the recent America Invents Act, and other national governments and from interpretations of the IP laws of the United States and other countries by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our IP.

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We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we endeavor to enter into non-disclosure agreements with our employees, licensees and others who may have access to this information, we cannot assure you that these agreements or other steps we have taken will prevent unauthorized use, disclosure or reverse engineering of our technology. Moreover, third parties may independently develop technologies or products that compete with ours, and we may be unable to prevent this competition.

We might be required to spend significant resources to monitor and protect our IP rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert counterclaims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially viable. Any litigation, whether or not resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results, financial condition and cash flows.

We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of IP rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their IP rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ IP rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of IP infringement claims.

There may be third-party IP rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any IP claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the IP, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, operating results, financial condition and cash flows.

Risks Related to the Asset Purchase

Our ability to successfully operate and grow business related to the assets acquired in the Asset Purchase will be largely dependent upon the efforts of Nathaniel Bradley, who became our Chief Executive Officer upon closing of the Asset Purchase. The loss of any of such key personnel could negatively impact the business and operations of the Company and its ability to grow the business related to the Acquired Assets.

On December 31, 2024, pursuant to an asset purchase agreement by and between the Company and Data Vault Holdings Inc. (“Legacy Datavault”) dated as of September 4, 2024 (as amended prior to the closing of such transaction, the “Asset Purchase Agreement”), we completed our previously announced asset purchase (the “Asset Purchase”) of information technology assets, certain patents and trademarks (collectively, the “Acquired Assets”) from Legacy Datavault. Our ability to successfully operate and grow business related to the Acquired Assets following the Asset Purchase will be dependent upon the efforts of Nathaniel Bradley, who became our Chief Executive Officer upon consummation of the Asset Purchase. Although we expect Nathaniel Bradley to remain with the Company, it is possible that we will lose some key personnel, and the loss of their services could have a material, adverse effect on the business and operations the Company or the ability to grow the Company’s business.

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The Acquired Assets could suffer disruptions, outages, defects, and other performance and quality problems with its platform or with the public cloud and internet infrastructure on which it relies.

Legacy Datavault’s business depends on our platform to be available without disruption. Legacy Datavault has experienced, and may in the future experience, disruptions, outages, defects, and other performance and quality problems with Legacy Datavault’s platform. Legacy Datavault has also experienced, and may in the future experience, disruptions, outages, defects, and other performance and quality problems with the public cloud and internet infrastructure on which Legacy Datavault’s platform relies. These problems can be caused by a variety of factors, including introductions of new functionality, vulnerabilities and defects in proprietary and open source software, human error or misconduct, capacity constraints, design limitations, or denial of service attacks or other security-related incidents.

Further, if Legacy Datavault’s contractual and other business relationships with Legacy Datavault’s public cloud providers are terminated, suspended, or suffer a material change to which we are unable to adapt, such as the elimination of services or features on which Legacy Datavault’s business depends, we could be unable to provide Legacy Datavault’s platform and could experience significant delays and incur additional expense in transitioning customers to a different public cloud provider.

Any disruptions, outages, defects, and other performance and quality problems with Legacy Datavault’s platform or with the public cloud and internet infrastructure on which it relies, or any material change in Legacy Datavault’s contractual and other business relationships with Legacy Datavault’s public cloud providers, could result in reduced use of Legacy Datavault’s platform, increased expenses, including service credit obligations, and harm to the Datavault brand and reputation, any of which could have a material adverse effect on our business, financial condition, and results of operations.

If the Asset Purchase’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Asset Purchase after its closing do not meet the expectations of investors or securities analysts, the market price of our Common Stock may decline. Fluctuations in the price of our Common Stock could contribute to the loss of all or part of your investment. If an active market for our Common Stock develops and continues, the trading price of our Common Stock following the Asset Purchase could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of these factors could have a material adverse effect on your investment in our Common Stock and our Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Common Stock may not recover and may experience a further decline.

Risks Related to this Offering and Ownership of Our Securities

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. For example, from January 1, 2021 through December 31, 2021 the reported sale price of our Common Stock fluctuated between $18,890.55 and $73,163.42 per share. From January 1, 2022 through December 31, 2022 the reported sale price of our Common Stock fluctuated between $1,293.85 and $21,139.43 per share. From January 1, 2023 through December 31, 2023 the reported closing price of our Common Stock has fluctuated between $15.95 and $2,400.30 per share. From January 1, 2024 through December 31, 2024, the reported sale price of our Common Stock fluctuated between $1.15 and $18.10 per share. Such volatility can be attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

In addition to being highly volatile, our Common Stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;

•	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments in the financial markets and worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

•	announcements by the government relating to regulations that govern our industry;

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•	sales of our Common Stock or other securities by us or in the open market;

•	changes in the market valuations of other comparable companies; and

•	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our Common Stock could also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Investors may receive shares of Common Stock for the higher of (i) less than the then-prevailing market price or the (ii) Floor Price, which could cause the price of our Common Stock to decline.

The Alternate Conversion Price of the Notes is derived from the market price of our Common Stock on Nasdaq and will be at a conversion price per share equal to the greater of (i) 80% of the lowest VWAP in the 20 trading days prior to the applicable conversion date and (ii) the Floor Price. See section entitled “Description of Securities We are Offering” for more information. As a result, of this alternate conversion structure, Investors may sell the shares they receive immediately after receipt of such shares, which could cause the price of our Common Stock to decrease.

In addition, if the Alternate Conversion Price is lower than the Floor Price at the time a conversion notice is received, shares of Common Stock will be issued based on the Floor Price, and we will compensate the holder for any economic difference by paying the holder the economic difference directly. Such payments would decrease our available cash reserves and prevent us from using it towards other uses that may be of more benefit to the Company.

This is a best-efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds. Such additional fundraises may not be available or available on terms acceptable to us.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our Common Stock price and trading volume could decline.

The trading market for our Common Stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our Common Stock, the Common Stock price would likely decline. If analysts do not cover us or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our Common Stock price or trading volume.

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

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A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

In connection with the closing of the Asset Purchase and as partial consideration for the Acquired Assets, on December 31, 2024, we issued to DVH a promissory note (the “DVH Note”) in a principal amount of $10,000,000. The DVH Note is due on the third anniversary of the issuance date, accrues interest at the rate of 5.12% per annum and is convertible into shares of Common Stock. If we enter into any capital raising or financing transaction, including without limitation any issuance by us of shares of Common Stock for cash, indebtedness or a combination of units thereof (each, a “DVH Subsequent Financing”), then we are required to pay to DVH at least 10% of the gross proceeds of such DVH Subsequent Financing to redeem all or a portion of the DVH Note, plus accrued but unpaid interest, plus liquidated damages, if any, and any other amounts then owing to DVH. If the aggregate gross proceeds of Subsequent Financings reach or exceed $50,000,000, then we must repay the DVH Note in full, including accrued but unpaid interest, liquidated damages, if any, and any other amounts, then owed to DVH.

We intend to use the net proceeds from this offering (i) to make the required payment under the DVH Note in the amount of $500,000, and (ii) for working capital and other general corporate purposes, including investments in sales and marketing in the United States and internationally. We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of Common Stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

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You will experience immediate and substantial dilution in the net tangible book value per share of our Common Stock sold in this offering and may experience additional dilution of your investment in the future.

The effective price per share of Common Stock sold in this offering is substantially higher than the pro forma net tangible book value per share of our Common Stock outstanding prior to this offering. You will suffer immediate and substantial dilution of $1.31 per share, with respect to the pro forma net tangible book value of our Common Stock as of September 30, 2024. Furthermore, if outstanding warrants are exercised, you could experience further dilution. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of Common Stock or securities convertible into or exchangeable for Common Stock. These future issuances of equity or equity-linked securities, together with the exercise or conversion of outstanding options, warrants, notes and/or any additional shares issued in connection with acquisitions, if any, will likely result in further dilution to investors.

You may experience future dilution as a result of future equity offerings and other issuances of our Common Stock or other securities. In addition, this offering and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

Holders of the Notes will not have rights of holders of our shares of Common Stock until such Notes are converted.

The Notes in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our Common Stock at a certain price. Until holders of Notes acquire shares of our Common Stock upon conversion of the Notes, holders of and Notes will have no rights with respect to our shares of Common Stock issuable upon conversion of the Notes.

We do not intend to pay dividends on shares of our Common Stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of the Board. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

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We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our Certificate of Incorporation authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by the Board. The Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

The Series B Preferred Stock has a liquidation preference over our Common Stock.

As of the date of this prospectus supplement, we have 1,750   Series B Preferred Warrants outstanding, each exercisable for one share of Series B Preferred Stock. The Series B Preferred Stock has a liquidation preference that gets paid prior to any payment on our Common Stock. As a result, if we were to liquidate, dissolve or wind-up, each holder of our Series B Preferred Stock would have the right to receive payment out of our assets available for distribution, before any amount is paid to the holders of our Common Stock, in an amount equal in cash to 100% of the stated value of all shares of Series B Preferred Stock held by such holder, plus any other fees then due and owing thereon, and no more, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series B Preferred Stock shall be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The payment of the liquidation preferences on the Series B Preferred Stock could result in holders of our Common Stock not receiving any proceeds if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily.

The existence of the liquidation preferences may reduce the value of our Common Stock, make it harder for us to sell shares of Common Stock in offerings in the future, or prevent or delay a change of control.

General Risk Factors

Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Our results of operations could be adversely affected by general conditions in the economy and financial markets, both in the U.S. and globally, including conditions that are outside of our control, such as the continuing uncertainty regarding the duration and scope of the COVID-19 pandemic, global supply chain disruptions, the recent inflation in the United States and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine. There continues to be volatility and disruptions in the capital and credit markets, and a severe or prolonged economic downturn, including, but not limited to as a result of such events, could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

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Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in government trade policies that could adversely impact our ability to sell products in certain countries, particularly in China. For example, the U.S. government has imposed tariffs on certain Chinese imports and, in return, the Chinese government has imposed or proposed tariffs on certain U.S. products. Additionally, export restrictions imposed by the U.S. government, including the addition of licensing requirements by the United States Department of Commerce’s Bureau of Industry and Security (“BIS”) through the addition of companies to the BIS Entity List, may require us to suspend our business with certain international customers if we conclude or are notified by the U.S. government that such business presents a risk of noncompliance with U.S. regulations. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between certain countries, what products may be subject to such actions, or what actions may be taken by other countries in response. It also may not be possible to anticipate the timing or duration of such tariffs, export restrictions, or other regulatory actions. These government trade policies may materially adversely affect our sales and operations with current customers as well as impede our ability to develop relationships with new customers.

There is a risk of further escalation and retaliatory actions between the U.S. and other foreign governments. If significant tariffs or other restrictions are placed on goods exported from China or any related counter-measures are taken, our revenue and results of operations may be materially harmed. These tariffs may also make our customers’ products more expensive for consumers, which may reduce consumer demand.

There is also a risk that the U.S. government may seek to implement more protective trade measures, not just with respect to China but with respect to other countries as well, such as those imposed on Russia in connection with its recent invasion of Ukraine. This could include new or higher tariffs and even more restrictive trade barriers, such as prohibiting certain types of, or all sales of certain products or products sold by certain parties into the U.S. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as speaker systems, TVs, game consoles and PCs, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect our industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

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Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of shares of Common Stock, RSUs or warrants to purchase Common Stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested units or warrants have significantly appreciated in value relative to the original grant prices of the shares or units or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our Common Stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations.

Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and the registration statement of which this prospectus forms a part, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

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USE OF PROCEEDS

We estimate that the net combined proceeds from this offering will be approximately $10,590,000, after deducting fees payable to the Placement Agent and other estimated offering expenses payable by us.

In connection with the closing of the Asset Purchase and as partial consideration for the Acquired Assets, on December 31, 2024, we issued the DVH Note to DVH in a principal amount of $10,000,000. The DVH Note is due on the third anniversary of the issuance date, accrues interest at the rate of 5.12% per annum and is convertible into shares of Common Stock. If we enter into any Subsequent Financing, we are required to pay to DVH at least 10% of the gross proceeds of such Subsequent Financing to redeem all or a portion of the DVH Note, plus accrued but unpaid interest, plus liquidated damages, if any, and any other amounts then owing to DVH. If the aggregate gross proceeds of Subsequent Financings reaches or exceeds $50,000,000, then we must repay the DVH Note in full, including accrued but unpaid interest, liquidated damages, if any, and any other amounts, then owed to DVH.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering. We intend to use the net proceeds from this offering (i) to make the required payment under the DVH Note in the amount of $500,000, and (ii) for working capital and other general corporate purposes, including investments in sales and marketing in the United States and internationally. Other than paying down the DVH Note as specified in the previous sentence, we have not allocated specific amounts of net proceeds for any of these purposes.

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DILUTION

If you purchase securities in the offering, you will experience immediate dilution to the extent of the difference between the assumed offering price of $1.00 per share of Common Stock and our pro forma net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our Common Stock. Our historical net tangible book value as of March 31, 2025 was a net liability of $8,697,000, or $(0.13) per share of our Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the number of shares of our Common Stock outstanding as of March 31, 2025.

Our pro forma net tangible book value as of March 31, 2025 was a net liability of $30,805,000, or $(0.32) per share of our Common Stock. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, after giving effect to (i) the issuance of 12,487,844 shares of our Common Stock pursuant to the conversion and exercise of certain outstanding notes and warrants, respectively, (ii) net cash proceeds of approximately $13,700,000 million from our private placement of a senior convertible note in the principal amount of $16,700,000 million, which closed on April 3, 2025 for the initial closing and May 20, 2025 for the additional closing, (iii) the issuance of 10,600,000 shares of Common Stock on the close of the CompuSystems, Inc (“CSI”) acquisition on May 20, 2025 to include the cash outflow of $7.5 million and issuance of $15.0 million of convertible notes payable to CSI, (iv) grants made to employees, officers and directors pursuant to the 2018 Long-Term Incentive Plan of restricted stock awards of 4,802,287 from June 25, 2025 to July 10, 2025, and (v) the issuance of 2,500,000 shares of common stock on July 12, 2025 to acquire certain intellectual property assets (collectively, the “Pro Forma Adjustments”).

After giving effect to the issuance of 13,333,332 shares of Common Stock, at an assumed reduction to the principal of the Note of $1.00 per share, after deducting fees payable to the Placement Agent and other estimated offering expenses payable by us, our as adjusted pro forma net tangible book value as of March 31, 2025 was approximately ($33,548,000) or $(0.31) per share of our Common Stock. This represents an immediate increase in as adjusted pro forma net tangible book value to existing stockholders of $0.02 per share of our Common Stock and an immediate dilution to Investors in this offering of $1.31 per share of our Common Stock.

The following table illustrates this per-share of our Common Stock dilution:

Assumed price per Conversion Share	$1.00
Historical net tangible book value per share as of March 31, 2025	$(0.13)
Decrease in net tangible book value attributable to Pro Forma Adjustments	$(0.20)
Pro forma net tangible book value per share as of March 31, 2025	$(0.32)
Decrease in pro forma net tangible book value per share attributable to this offering	$0.01
As adjusted pro forma net tangible book value per share as of March 31, 2025 after giving effect to this offering	$(0.31)
Dilution per Conversion Share to the new investor in this offering	$1.31

The table above assumes for illustrative purposes that an aggregate of 13,333,332 shares of Common Stock are converted under the Notes at an assumed conversion price of $1.00 per share, the conversion price of the Notes. The shares of Common Stock issuable upon conversion of the Notes may be converted from time to time at various conversion prices based on the Notes.

The total number of shares of our Common Stock reflected in the discussion and table above, on an actual basis, is based on approximately 66,024,190 shares of our Common Stock outstanding as of March 31, 2025, but excludes the following as of such date: (a) up to an aggregate of 15,204,647 shares of Common Stock issuable upon exercise of our outstanding Common Stock purchase warrants, (b) 1,200,014 shares of Common Stock underlying issued and unvested RSUs, (c) 4,644,646 shares of Common Stock underlying restricted stock awards subject to time based vesting granted pursuant to the LTIP and 1,955,000 shares of Common Stock underlying restricted stock awards subject to performance conditions reserved for future issuance under the Company’s 2020 Stock Incentive Plan (the “2020 Plan”) and the Technical Team Retention Plan of 2022 (the “2022 Plan”), (c) an aggregate of 14 shares of Common Stock issuable upon vesting of RSUs that were issued pursuant to the 2020 Plan and 2022 Plan, and (d) up to an aggregate of 1,750 shares of Common Stock issuable upon conversion all outstanding shares of Series B Preferred Stock (which shares of Series B Preferred Stock assumes the exercise of all 1,750 Series B Preferred Warrants outstanding).

To the extent that the Notes are converted to shares of Common Stock, new options or other securities are issued under our equity incentive plans, or we issue additional shares of Common Stock or preferred stock in the future, there will be further dilution to the persons being issued shares of Common Stock in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

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DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” beginning on page 21 of the accompanying prospectus. As of the date of this prospectus supplement, our authorized capital consists of 320,000,000 shares, consisting of (a) 300,000,000 shares of Common Stock, par value $0.0001 per share, and (b) up to 20,000,000 shares of blank check preferred stock, par value $0.0001 per share.

Senior Secured 10% Original Issue Discount Convertible Promissory Notes

We are offering senior secured 10% original issue discount convertible promissory notes up $13,333,332.

The Notes carry a 10% original issue discount, and have a term of 18 months from the original issuance date. No interest accrues during the term of the Notes, unless an event of default occurs, in which case interest will accrue at a rate of 12% per annum or, if less, the highest amount permitted by law. Our obligations under these Notes rank senior to all other existing indebtedness and equity of our Company.

We have entered into the Purchase Agreement with the Investors and the collateral agent for the Investors, relating to the issuance of the Notes. On the Initial Closing Date, the Company will issue the Initial Notes in the aggregate principal amount of $6,666,666. On the Additional Closing Date, the Company will issue to the Investors the Additional Notes in the principal amount of $6,666,666.

Holders of the Initial Notes can convert the Initial Notes into shares of Common Stock any time after the date of effectiveness of Stockholder Approval and holders of the Additional Notes can convert the Additional Notes into shares of Common Stock any time after issuance. Holders of any Notes can convert such Notes into shares of Common Stock by providing a conversion notice. The conversion price cannot fall below the Floor Price. The number of shares of Common Stock issuable upon conversion is calculated by dividing (i) the portion of the principal by (ii) the fixed conversion price, subject to adjustment.

Alternatively, at any time after the date of the Stockholder Approval, a holder of any Notes may choose to convert the Notes at the Alternate Conversion Price. If the Alternate Conversion Price would be lower than the Floor Price at the time a conversion notice is received, shares of Common Stock will be issued based on the Floor Price, and we will compensate the holder for any economic difference by paying the holder such value directly in cash. The economic difference is determined as the product of (A) the VWAP on the day the holder delivers the applicable conversion notice and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the holder on the applicable share delivery date with respect to such alternate conversion from (II) the quotient obtained by dividing (x) the applicable conversion amount that the holder has elected to be the subject of the applicable alternate conversion, by (y) the applicable Alternate Conversion Price without being limited by the Floor Price.

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The holder of each Note does not have the right to convert any portion of the Note if, upon conversion, the holder and any other attribution parties would collectively beneficially own more than 4.99% (or, at the election of the holder, 9.99%) (the “Maximum Percentage”) of our outstanding shares of Common Stock immediately after giving effect to such conversion. The holder may increase or decrease the Maximum Percentage to any amount not exceeding 9.99% by providing us with written notice. However, (i) any increase in the Maximum Percentage will not take effect until the 61st day after such notice is delivered to our company, and (ii) any adjustment to the Maximum Percentage will apply only to the holder and the other attribution parties.

Holders of the Notes have right to require the Company to use up to 20% of the proceeds from future capital raising financing to repay the Notes at a premium of 105% of the aggregate principal amount of the Notes being redeemed from such proceeds.

Until the date that is 18 months after the date on which the Notes are no longer outstanding, the Investors have the right, but not the obligation, to participate in any issuance by the Company of any debt, preferred stock, Commoon Stock or securities convertible into shares of Common Stock (a “Subsequent Financing”) up to a maximum of 65% of the total securities to be issued in such Subsequent Financing. The Investors may participate on the same terms, conditions and price provided to other investors in such Subsequent Financing.

A conversion failure (the “Conversion Failure”) occurs if we fail to issue and deliver to the Note holder a certificate for the number of converted shares and register such shares on our share register, or if we do not credit the balance account of the Note holder (or its designee) with DTC for the number of converted shares, by the share delivery date, as the case may be. A Note holder may then demand repayment in cash, at an amount equal to the higher of (i) the Mandatory Default Amount (as defined below), or (ii) the number of shares that we are unable to issue multiplied by the higher of (x) the fixed conversion price or (y) the VWAP as of the date of the conversion notice (the “Mandatory Prepayment Price”). The Mandatory Default Amount is defined under the Notes as 115% of the sum of (i) the outstanding principal of the Note on the date on which the first event of default occurs plus (ii) any accrued and unpaid interest, if any.

For any Conversion Failure, we need to pay to the Note holder, in cash, as partial liquidated damages and not as a penalty, $10 per trading day for each $1,000 of the conversion amount (increasing to $20 per trading day after five trading days have passed since such damages have begun to accrue) until the converted shares are issued and delivered to the holder.

Upon the occurrence of an event of default as defined under the Notes that has not been remedied or waived within five trading days, we will need to immediately pay the Note holder the Mandatory Default Amount. If the Note is converted during an ongoing default, the holder can choose to convert the Mandatory Default Amount at the conversion price then in effect.

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EXCHANGE TRANSACTION

Concurrently with the sale of the Notes in this offering, we will issue to Investors, upon the effectiveness of Stockholder Approval, approximately 31 million Exchange Shares on the Initial Closing Date in exchange for the Original Warrants held by such Investors. The Original Warrants being exchanged shall be cancelled with no further consideration being exchanged except for the Exchange Shares.

To the extent that such issuance of Exchange Shares will cause an Investor to beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exchange, such Investor may choose to hold such Exchange Shares in abeyance.

The Original Warrants and Original Warrant Shares were registered for resale on a prospectus supplement dated July 9, 2025 filed with the SEC on July 10, 2025 relating to the shelf registration statement on Form S-3 (File 333-288596) that the Company initially filed with the SEC under the Securities Act on July 10, 2025 and which was declared effective on July 11, 2025.

The summary of certain terms and provisions of the Exchange Agreement is not complete and is subject to, and qualified in its entirety by, the provisions of the forms of such Exchange Agreement which was filed as an exhibit to a Current Report on Form 8-K and which is incorporated by reference herein.

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PLAN OF DISTRIBUTION

Maxim has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement, dated as of August 4, 2025. The Placement Agent has not purchased or sold any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Securities, but have agreed to use its reasonable best efforts to arrange for the sale of all of the Notes offered hereby. We entered into a securities purchase agreement, dated as of August 4, 2025, directly with the investors in connection with this offering and we will only sell to the investors who have entered into the securities purchase agreement with us. The closing will occur via escrow pursuant to the Escrow Agreement.

Placement Agent Fees, Commissions and Expenses

We have agreed to pay the Placement Agent a placement agent fee equal to 8% of the aggregate purchase price of the Notes sold in this offering. The following table shows the total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.

Notes and Accompanying Warrant Total(1)
Offering amount	$12,000,000
Placement agent’s fees	$960,000
Proceeds, before expenses, to us	$11,040,000

In addition, we have agreed to reimburse Maxim’s actual out-of-pocket expenses up to $15,000.

We estimate that the total expenses of the offering payable by us, excluding the Placement Agent’s fees and the reimbursement noted above, will be approximately $450,000.

Right of Participation

Until the date that is 18 months after the date on which the Notes are no longer outstanding, the Investors have the right, but not the obligation, to participate in any issuance by the Company of any debt, preferred stock, Common Stock or securities convertible into shares of Common Stock (a “Subsequent Financing”) up to a maximum of 65%, in the aggregate, of the total securities to be issued in such Subsequent Financing. The Investors may participate on the same terms, conditions and price provided to other investors in such Subsequent Financing.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the Notes we are offering were negotiated between us, the Placement Agent and the Investors in the offering based on the trading price of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, included our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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Indemnification

We have agreed to indemnify Maxim against specified liabilities, including liabilities under the Securities Act, and to contribute to payments Maxim may be required to make in respect thereof.

Subsequent Equity Sales

Pursuant to the terms of the securities purchase agreement, for 45 days beginning on the date of issuance of each Note, subject to certain exceptions, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto. In addition, until no Investor holds any Notes, we are prohibited from effecting or entering into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a variable rate transaction (as defined in the securities purchase agreement), subject to certain exceptions including any issuance of the Company’s Common Stock under the Maxim EDA (as defined below).

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Other

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the form of the securities purchase agreement. A copy of the form of the securities purchase agreement with the Investors has been included as an exhibit to our Current Report on Form 8-K previously filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Certain Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

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Below is a description of certain recent investment banking and financial advisory services that Maxim has provided to us in the ordinary course of business, for which Maxim received customary fees, commissions and other compensation.

July 2025 ATM

On July 21, 2025, the Company entered into an equity distribution agreement with Maxim (the “Maxim EDA”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $50,000,000 from time to time through Maxim. The Company agreed to pay Maxim a cash commission of up to 3.0% of the gross proceeds from the sale of any shares of common stock by Maxim under the equity distribution agreement.

April 2025 Offering

On March 31, 2025, the Company entered into a securities purchase agreement with certain institutional investors, pursuant to which the Company agreed to issue and sell to such investors (i) in a registered direct offering senior secured convertible notes having an aggregate principal amount of $5,555,555 for an aggregate purchase price of $5,000,000 and senior secured convertible notes having an aggregate principal amount of $11,111,111 for an aggregate purchase price of $10,000,000 upon satisfaction of certain closing conditions applicable to such notes and (b) in a concurrent private placement, common stock purchase warrants to purchase up to 19,346,101 shares of common stock, of which warrants to purchase up to 6,448,700 shares of Common Stock were issued in connection with the issuance of the initial notes and warrants to purchase up to 12,897,401 shares of Common Stock were issued in connection with the issuance of the additional notes. On April 3, 2025, the first set of notes and warrants were issued and, on May 19, 2025, the second set of notes and warrants were issued.

In connection with this offering, the Company entered into a placement agency agreement with Maxim, pursuant to which Maxim (i) agreed to act as placement agent on a “reasonable best efforts” basis in connection with this offering, and (ii) the Company agreed to (a) pay Maxim an aggregate fee equal to 8.0% of the gross proceeds raised in this offering, and (b) reimburse the Maxim an amount up to $15,000 for expenses in connection with this offering.

 February 2025 Offering

On February 13, 2025, the Company entered into a securities purchase agreement with certain investors, pursuant to which the Company agreed to issue and sell to such investors in a registered direct offering, (a) an aggregate of 4,757,126 shares of Common Stock, and (b) Common Stock purchase warrants exercisable for an aggregate of up to 4,757,126 shares of Common Stock, at an exercise price of $1.14 per share.

In connection with this offering, on February 13, 2025, the Company entered into a placement agency agreement with Maxim, pursuant to which (i) Maxim agreed to act as placement agent on a “reasonable best efforts” basis in connection with this offering and (ii) the Company agreed to (a) pay Maxim an aggregate fee equal to 7.0% of the gross proceeds raised in this offering, (b) reimburse Maxim up to an amount up to $75,000 for expenses in connection with this offering, and (c) issue Maxim a private warrant to purchase up to 475,713 shares of Common Stock at an exercise price of $1.425 per share.

On February 14, 2025, we closed this offering, raising gross proceeds of approximately $5.4 million, before deducting placement agent fees and other offering expenses payable by us.

Advisory Agreements

On January 2, 2024, we entered into an advisory agreement (the “Advisory Agreement”) with the placement agent for a term of twelve months (subject to early termination by either party after six months) to serve as our financial advisor to provide general financial advisory and investment banking services. On February 2, 2024, we terminated the Advisory Agreement and no compensation was paid to the placement agent under the Advisory Agreement.

On July 22, 2024, we entered into an advisory agreement (the “July Advisory Agreement”) with the placement agent for a term of twleve months to serve as our financial advisor to provide general financial advisory and investment banking services. Pursuant to the July Advisory Agreement, the Company issued the placement agent 100,000 shares of Common Stock and granted the placement agent a right of first refusal, until July 22, 2025, to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such thirty (30) day period. The July Advisory Agreement remains in full force and effect.

May 2024 Initial Offering

On May 13, 2024, we entered into a securities purchase agreement with certain accredited investors pursuant to which we agreed to issue and sell to such investors (i) in a registered direct offering, 785,000 shares of Common Stock at $3.31 per share, and (ii) in a concurrent private placement, Common Stock purchase warrants exercisable for an aggregate of up to 785,000 shares of Common Stock, at an exercise price of $3.18 per share. The securities issued in the registered direct offering were offered pursuant to our shelf registration statement on Form S-3 (File No. 333-267211).

In connection with this offering, on May 13, 2024, we entered into a placement agency agreement with Maxim, pursuant to which (i) Maxim agreed to act as placement agent on a “best efforts” basis in connection with the offering and (ii) we agreed to pay Maxim a fee equal to 8.0% of the gross proceeds raised in the offering.

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On May 15, 2024, we closed the offering, raising gross proceeds of approximately $2.6 million, before deducting placement agent fees and other offering expenses payable by us.

April 2024 Third Offering

On April 26, 2024, we entered into a securities purchase agreement with certain accredited investors pursuant to which we agreed to issue and sell to such investors (i) in a registered direct offering, 418,845 shares of Common Stock at $5.73 per share, and (ii) in a concurrent private placement, Common Stock purchase warrants exercisable for an aggregate of up to 418,845 shares of Common Stock, at an exercise price of $5.60 per share. The securities issued in the registered direct offering were offered pursuant to our shelf registration statement on Form S-3 (File No. 333-267211).

In connection with this offering, on April 26, 2024, we entered into a placement agency agreement with Maxim, pursuant to which (i) Maxim agreed to act as placement agent on a “best efforts” basis in connection with the offering and (ii) we agreed to pay Maxim a fee equal to 8.0% of the gross proceeds raised in the offering.

On April 30, 2024, we closed the offering, raising gross proceeds of approximately $2.4 million, before deducting placement agent fees and other offering expenses payable by us.

April 2024 Second Offering

On April 19, 2024, we entered into a securities purchase agreement with certain accredited investors pursuant to which we agreed to issue and sell to such investors (i) in a registered direct offering, 361,904 shares of Common Stock at $5.250 per share, and (ii) in a concurrent private placement, Common Stock purchase warrants exercisable for an aggregate of up to 542,856 shares of Common Stock, at an exercise price of $5.06 per share. The securities issued in the registered direct offering were offered pursuant to our shelf registration statement on Form S-3 (File No. 333-267211).

In connection with this offering, on April 19, 2024, we entered into a placement agency agreement with Maxim, pursuant to which (i) Maxim agreed to act as placement agent on a “best efforts” basis in connection with the offering and (ii) we agreed to pay Maxim a fee equal to 8.0% of the gross proceeds raised in the offering.

On April 23, 2024, we closed the offering, raising gross proceeds of approximately $1.9 million, before deducting placement agent fees and other offering expenses payable by us.

April 2024 Initial Offering

On April 17, 2024, we entered into a securities purchase agreement with certain accredited investors pursuant to which we agreed to issue and sell to such investors (i) in a registered direct offering, 225,834 shares of Common Stock at $3.321 per share, and (ii) in a concurrent private placement, Common Stock purchase warrants exercisable for an aggregate of up to 225,834 shares of Common Stock, at an exercise price of $3.196 per share. The securities issued in the registered direct offering were offered pursuant to our shelf registration statement on Form S-3 (File No. 333-267211).

In connection with this offering, on April 17, 2024, we entered into a placement agency agreement with Maxim, pursuant to which (i) Maxim agreed to act as placement agent on a “best efforts” basis in connection with the offering and (ii) we agreed to pay Maxim a fee equal to 6.0% of the gross proceeds raised in the offering.

On April 19, 2024, we closed the offering, raising gross proceeds of approximately $750,000, before deducting placement agent fees and other offering expenses payable by us.

March 2024 Unit Offering

On March 26, 2024, we entered into a securities purchase agreement with certain accredited investors pursuant to which we agreed to issue and sell to such investors (i) in a registered direct offering, 417,833 shares of our Common Stock and pre-funded warrants to purchase up to 93,342 shares of our Common Stock, at an exercise price of $0.015 per share, and (ii) in a concurrent private placement, Common Stock purchase warrants exercisable for an aggregate of up to 511,175 shares of our Common Stock, at an exercise price of $6.00 per share of our Common Stock. The securities issued in the registered direct offering were offered pursuant to our shelf registration statement on Form S-3 (File 333-267211).

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In connection with this offering, on March 26, 2024, we entered into a placement agency agreement with Maxim, pursuant to which (i) Maxim agreed to act as placement agent on a “best efforts” basis in connection with the offering and (ii) we agreed to pay Maxim a fee equal to 8.0% of the gross proceeds raised in the offering.

On March 27, 2024, we closed the offering, raising gross proceeds of approximately $2.3 million, before deducting placement agent fees and other offering expenses payable by us.

February 2024 Unit Offering

On February 13, 2024, the Company completed the February 2024 Unit Offering, resulting in aggregate gross proceeds of approximately $10 million. Each February Unit consists of (i) one share of Common Stock, and (ii) one February Warrant, exercisable at $9.75 per share after the Stockholder Approval for February 2024 Unit Offering is obtained, and will expire on the fifth (5th) anniversary of the date on which Stockholder Approval for February 2024 Unit Offering is received and deemed effective under Delaware law. Each February Pre-Funded Unit consists of (i) one February Pre-Funded Warrant, and (ii) one February Warrant. The February Pre-Funded Warrants are immediately exercisable for one share of Common Stock at an exercise price of $0.015 per share, and will remain exercisable until exercised in full.

In connection with the February 2024 Unit Offering, on February 12, 2024, the Company entered into the February Purchase Agreement with certain investors, pursuant to which the Company agreed, subject to certain exemptions, not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until the date of the Stockholder Approval for February 2024 Unit Offering, unless the Company is required to complete a financing prior to the date of the Stockholder Approval for February 2024 Unit Offering, in order to satisfy Nasdaq’s continued listing requirements.

Also in connection with the February 2024 Unit Offering, on February 12, 2024, the Company entered into the February Placement Agency Agreement with Maxim, pursuant to which Maxim agreed to act as placement agent on a “best efforts” basis in connection with the February 2024 Unit Offering. The Company paid Maxim an aggregate fee equal to 7.0% of the gross proceeds raised in the February 2024 Unit Offering and reimbursed Maxim $75,000 for expenses in connection therewith.

For a period of twelve (12) months from the closing date of the February 2024 Unit Offering, the Company granted Maxim the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such twelve (12) month period of the Company, or any successor to or any subsidiary of the Company. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain Maxim.

December 2023 Warrant Inducement

On December 5, 2023, we entered into the Inducement Agreements with the holders of the Series B Preferred Warrants, pursuant to which such holders agreed to a reduced exercise price of $35.72 per share of Series B Preferred Stock, while maintaining the Conversion Price, upon the exercise of any Existing Preferred Warrants during the Inducement Period. We engaged Maxim as exclusive financial advisor in connection with the Inducement Agreements pursuant to a financial advisory agreement, dated December 5, 2023, by and between us and Maxim, and paid Maxim a cash financial advisory fee equal to 8% of the aggregate gross proceeds received from such holders’ exercise of their Existing Preferred Warrants and to reimbursed Maxim up to $10,000 for its accountable legal expenses in connection therewith.

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October 2023 Offering

On October 17, 2023, we completed the Series B Preferred Stock Offering, as described above. Maxim acted as the exclusive placement agent for us in connection with the Series B Preferred Stock Offering. Pursuant to the Series B Preferred Placement Agency Agreement, Maxim was paid a cash fee of 8.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering; provided, however, the cash fee was reduced to 5.0% from the sale of securities in the offering to those certain investors having a prior existing relationship with us.

May 2023 Warrant Inducements

On May 15, 2023, we entered into warrant exercise inducement offer letters (“Inducement Letters”) with holders of (i) Common Stock purchase warrants exercisable for an aggregate of up to 11,162 shares of Common Stock, at an exercise price of $286.50 per share of Common Stock (the “March Warrants”) and (ii) Common Stock purchase warrants exercisable for an aggregate of up to 9,907 shares of Common Stock at an exercise price of $211.50 per share of Common Stock (the “April Warrants” and, together with the March Warrants, the “2023 Existing Warrants”) the 2023 Existing Warrants (collectively, the “Exercising Holders”) pursuant to which the Exercising Holders agreed to exercise for cash certain of the 2023 Existing Warrants to purchase up to 9,907 shares of Common Stock in exchange for our agreement to issue new warrants (the “Inducement Warrants”) on substantially the same terms as the 2023 Existing Warrants, except as set forth herein. Maxim acted as financial advisor to the Company in connection with the offering and will receive financial advisory fees in connection therewith.

January 2023 Offering

On January 31, 2023, we entered into a securities purchase agreement with certain institutional investors pursuant to which we agreed to issue and sell to such investors (i) in a registered direct offering, 1,344 shares of our Common Stock and pre-funded warrants to purchase up to 2,545 shares of our Common Stock, at an exercise price of $0.015 per share, and (ii) in a concurrent private placement, Common Stock purchase warrants exercisable for an aggregate of up to 5,833 shares of our Common Stock, at an exercise price of $1,573.50 per share of our Common Stock. The securities issued in the registered direct offering were offered pursuant to our shelf registration statement on Form S-3 (File 333-267211).

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In connection with this offering, on January 31, 2023, we entered into a placement agency agreement with Maxim, pursuant to which (i) Maxim agreed to act as placement agent on a “best efforts” basis in connection with the offering and (ii) we agreed to pay Maxim a fee equal to 8.0% of the gross proceeds raised in the offering.

On February 3, 2023, we closed the offering, raising gross proceeds of approximately $6.2 million, before deducting placement agent fees and other offering expenses payable by us.

December 2022 Offering

On November 29, 2022, we entered into a securities purchase agreement with certain investors pursuant to which we agreed to issue and sell an aggregate of 3,360 units and 240 pre-funded units at an effective public offering price of $2,100 per Unit. Each unit consisted of (i) one share of our Common Stock, (ii) one Series A warrant, and (iii) one Series B warrant, with each Series A warrant and Series B warrant being exercisable from time to time for one share of our Common Stock at an exercise price of $2,100 per share. Each pre-funded unit consisted of (i) one pre-funded warrant, with each such pre-funded warrant being exercisable from time to time for one share of our Common Stock, (ii) one Series A warrant and (iii) one Series B warrant.

In connection with this offering, on November 29, 2022, we entered into a placement agency agreement with Maxim, pursuant to which Maxim agreed to act as placement agent on a “best efforts” basis. We paid Maxim an aggregate fee equal to 8.0% of the gross proceeds raised in this offering, and a non-accountable expense allowance equal to 1.0% of such gross proceeds. We also reimbursed Maxim $100,000 for expenses in connection with this offering.

On December 1, 2022, we closed this offering, raising gross proceeds of approximately $7.6 million, before deducting placement agent fees and other offering expenses payable by us.

Equity Distribution Agreement

On September 13, 2022, we, entered into an equity distribution agreement (the “2022 Sales Agreement”), with Maxim, which was amended in November 2022, pursuant to which we may issue and sell shares of our Common Stock having an aggregate offering price of up to $4,000,000 from time to time through Maxim. Subject to the terms and conditions of the 2022 Sales Agreement, Maxim will use its commercially reasonable efforts to sell the shares of our Common Stock from time to time, based upon its instructions (including any price, time or size limits or other parameters or conditions that we may impose). We agreed to pay to Maxim a cash commission of up to 3.0% of the gross proceeds from the sale of any shares of Common Stock by Maxim under the 2022 Sales Agreement. We also granted Maxim, the right of first refusal (the “ROFR”) during the term of the 2022 Sales Agreement to act as sole manager or sole placement agent in any and all future private or public equity offerings for the period commencing on the date hereof and ending on the earlier of (a) twelve (12) months from the date of execution of the 2022 Sales Agreement or (b) ninety (90) days following the effective date of the termination of the 2022 Sales Agreement. The ROFR shall be subject to FINRA Rule 5110(g)(5)(B), including that the ROFR may be terminated by us for “cause,” which shall include (i) the placement agent’s material failure to provide the services contemplated in the placement agency agreement, and (ii) our exercise of our right of “termination for cause” eliminates any obligations with respect to the payment of any termination fee or provision of any ROFR. On January 30, 2023, we and Maxim agreed to terminate the 2022 Sales Agreement, effective the same day.

August 2022 Private Placement

Maxim served as the sole placement agent for us in connection with a private placement offering of a senior secured convertible note and a warrant in August 2022 (the “August 2022 Private Placement”), and we entered into a placement agency agreement with Maxim (the “August 2022 Placement Agency Agreement”), in connection with such offering, pursuant to which we paid Maxim a fee of $240,000 and issued to Maxim a warrant to purchase up to an aggregate of 12 shares of Common Stock at an exercise price of $14,955 per share (the “August 2022 PA Warrants”). The form of August 2022 PA Warrant was filed as Exhibit 4.3 to our Current Report on Form 8-K that we filed with the SEC on August 19, 2022. The August 2022 PA Warrants are exercisable at any time on or after the six-month anniversary of the closing date of such private placement and will expire on the fifth (5th) anniversary of its date of issuance, is subject to 4.99%/9.99% beneficial ownership limitations, and may be exercised on a cashless basis in the event that the shares of Common Stock underlying such warrant are not covered by a registration statement. The August 2022 PA Warrants were deemed compensation by FINRA for the offering and were therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1)(A). As a result, the placement agent (or permitted assignees under FINRA Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in the August 2022 Private Placement.

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In addition, the August 2022 PA Warrants include a registration rights provision granting Maxim the same registration rights granted to the investor in the August 2022 Private Placement whereby we agreed to promptly, but no later than November 13, 2022, file with the SEC a registration statement on Form S-1 or Form S-3 covering the resale of all certain securities issued in the August 2022 Private Placement, including the shares of Common Stock issuable upon exercise of the August 2022 PA Warrants (the “PA Resale Registration Statement”), and to ensure such PA Resale Registration Statement is declared effective no later than 180 days following the closing date of the August 2022 Private Placement and to grant certain piggyback registration rights. We filed the PA Resale Registration Statement with the SEC on November 7, 2022, which was declared effective on November 18, 2022. In addition, the warrant, as amended provides that the piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in the August 2022 Private Placement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the August 2022 PA Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the August 2022 PA Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price. Pursuant to Rule 5110(e) the warrant as amended provides it may not sold, transferred, assigned or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the warrant and/or the shares of Common Stock underlying such warrant, for a period of 180 days after the commencement of sales of the securities except the transfer of any security (i) by operation of law or by reason of reorganization of the Company, (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described therein for the remainder of the time period, (iii) if the aggregate amount of securities of our company held by the holder or related person do not exceed 1% of the securities being offered, (iv) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction for the remainder of the 180-day lock-up period.

In addition, we also agreed to (i) grant Maxim a nine-month right of first refusal following the consummation of the August 2022 Private Placement to act as sole book-running manager, sole underwriter or sole placement agent in connection with a subsequent private placement or any other capital raising equity or equity-linked securities using an underwriter or placement agent, and (ii) grant Maxim the same cash fees and warrants with respect to any public or private offering or other financing or capital raising transaction consummated within 12 months of the termination of the August 2022 Placement Agency Agreement with any investor that was introduced to the Company by Maxim during such agreement’s term.

Solicitation Agent

Maxim provided services as the exclusive solicitation agent, pursuant to the terms of an engagement letter, dated January 15, 2021 (the “Solicitation Agreement”). Pursuant to the Solicitation Agreement, the Company agreed to pay Maxim a cash fee equal to $197,684, which is equal to 7% of the total net proceeds received from the exercise of certain warrant. In addition, pursuant to the Solicitation Agreement, the Company granted Maxim a right of first refusal, for a period of 280 days from the date that these warrants were exercised, to act as lead manager or lead placement agent in any and all future private or public equity offerings conducted by us.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

Listing

Our Common Stock is traded on Nasdaq under the symbol “DVLT.”

S-34

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Sullivan & Worcester LLP, New York, New York. The placement agent is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Datavault AI Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of CompuSystems, Inc. for the fiscal years ended December 31, 2024 and 2023 incorporated in this prospectus by reference to the Current Report on Form 8-K filed with the SEC on June 23, 2025,  have been so incorporated in reliance on the report of BG Advisors CPA, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus supplement, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.datavaultsite.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus supplement, the accompanying prospectus or any other prospectus supplement that we file, and investors should not rely on such information in making a decision to purchase our securities in this offering.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus supplement or any subsequently filed document incorporated by reference herein as described below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 7, 2025, January 8, 2025, February 13, 2025 (the first Current Report on Form 8-K filed on such date), February 13, 2025 (the second Current Report on Form 8-K filed on such date), February 14, 2025, February 28, 2025, March 17, 2025, March 31, 2025 (the first Current Report on Form 8-K filed on such date), March 31, 2025 (the second Current Report on Form 8-K filed on such date), April 2, 2025, April 4, 2025, April 14, 2025, May 9, 2025, May 9, 2025, May 15, 2025, May 20, 2025, May 20, 2025, June 23, 2025, July 11, 2025, July 17, 2025 (the first Current Report on Form 8-K filed on such date), July 17, 2025 (the second Current Report on Form 8-K filed on such date), July 22, 2025, July 31, 2025 and August 4, 2025 (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this prospectus); and

•	the description of our common stock contained in (i) our registration statement on Form 8-A, filed with the SEC on July 25, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.2—Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement and the accompanying base prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying base prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

Datavault AI Inc.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

info@wisatechnologies.com

Copies of these filings are also available through the “Investor Relations” section of our website at www.datavaultsite.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

S-36

PROSPECTUS

$250,000,000

Datavault AI Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

Datavault AI Inc. (the “Company”, “we”, “us” or “our”) may offer and sell, from time to time in one or more offerings in traditional certificated form or in uncertificated form, any combination of common stock, preferred stock, debt securities, warrants, rights, or units having an aggregate offering price not exceeding $250,000,000. The preferred stock, debt securities, warrants, rights, and units may be exercisable or exchangeable for common stock or preferred stock or other securities of ours.

This prospectus provides a general description of the securities that we may offer. We will provide specific terms of the offerings of our securities in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, see the section entitled “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DVLT”. On July 3, 2025, the last reported sale price of our common stock on Nasdaq was $0.72.

The aggregate market value of our outstanding common stock held by non-affiliates is $51,070,730, based on 84,662,309 shares of outstanding common stock on July 2, 2025, of which 70,931,570 are held by non-affiliates, and a per share price of $0.72, based on the closing sale price of our common stock on July 3, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus, we had not offered any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 4 and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2025.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and any accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate offering price of up to $250,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities that we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus, including the section entitled “Risk Factors,” and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

In addition, this prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information, we refer you to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information”. Statements contained in this prospectus and any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, we refer to Datavault AI Inc. as “we,” “us,” “our” “DVLT,” and the “Company”, unless we specifically state otherwise or the context indicates otherwise.

1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, any applicable prospectus supplement and the information incorporated by reference herein or therein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

2

PROSPECTUS SUMMARY

General

We are a pioneering technology licensing company that owns a portfolio of patented, secure platforms designed to redefine how data is managed, valued, and monetized in the modern era. Leveraging our proprietary HPC capabilities and advanced software, we aim to empower customers worldwide with revolutionary data solutions. At the heart of our offerings are our artificial intelligence (AI)-driven agents—branded as Data Vault®, DataValue®, DataScore®, and Data Vault Bank®. These tools harness generative AI to deliver enterprise-grade data management solutions tailored for the HPC landscape and the Web 3.0 paradigm. Our technology ensures data ownership immutability, experiential data observability, precise data asset valuation, and secure monetization—which we believe will unlock unprecedented opportunities for businesses in an increasingly data-driven world on which our executive leadership, with our engineering and software development teams, can capitalize. Our legacy business has been well positioned to deliver best-in-class immersive wireless sound technology for intelligent devices and next generation home entertainment systems, including modules which wirelessly transmit and receive audio directly to speakers. We operate through two synergistic platforms (Data Science and Acoustic Science) to optimize our revenue generation.

Risk Factor Summary

There are a number of risks related to our business and our securities. You should carefully consider all the information presented in the section entitled “Risk Factors” in this prospectus. Some of the principal risks related to our business include the following:

•	our incurrence of losses since inception;

•	risks related to future acquisitions and our ability to manage our business and our results of operations and financial condition;

•	risks related to outages, defects and other performance and quality problems in connection with acquired assets and businesses;

•	the fact that a small number of customers represent a significant percentage of our revenue;

•	our reliance on module manufacturers to produce the modules which we then sell to our customers;

•	risks incident to operating internationally;

•	our ability to protect our intellectual property rights;

•	our dependence upon the timely delivery of products from our vendors and purchases from our partners and customers;

•	real or perceived errors, failures or bugs in our modules;

•	the seasonal nature of our operations;

•	general economic downturns and the potential for declines in discretionary consumer spending;

•	our ability to maintain the listing of our common stock on the Nasdaq Capital Market; and

•	other risks set forth in “Risk Factors” below.

Corporate Information

Our principal executive office is located at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 and our telephone number is (408) 627-4716. Our website address is www.datavaultsite.com. The website for our associated brands, manufacturers and influencers within the consumer electronics industry is http://www.wisaassociation.org. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

3

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement, together with all of the other information contained or incorporated by reference herein or therein. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Financial Condition

Our revenue and loss from operations forecasts are subject to change as a result of a variety of risks and uncertainties.

Our revenue and loss from operations forecasts can change as a result of a variety of factors including but are not limited to changes in sales levels, unexpected increases in product costs and increases in operating costs. Significant changes from our current forecasts, including but not limited to: (i) shortfalls from projected sales levels; (ii) unexpected increases in product costs; (iii) increases in operating costs; and (iv) inability to regain and maintain compliance with the Nasdaq continued listing requirements, could have a material adverse impact on our ability to access the level of funding necessary to continue our operations at current levels. If any of these events occurs or if we are not able to secure additional funding, we may be forced to make reductions in spending, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially harm our business, revenues, results of operations and future prospects.

We need financing in the near term to support our ongoing operations. If we do not raise sufficient capital in the short term, we may be forced to cease operations, liquidate our assets and possibly seek bankruptcy protection or engage in a similar process.

We are currently operating at a loss and our cash position is insufficient to fund operations in the near term. As such, we need additional financing to implement our business plan and to service our ongoing operations. We believe that current cash on hand is not sufficient to fund our immediate operational needs. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing in the short term, we will be required to divest all or a portion of our business or otherwise liquidate, wind-up, restructure or curtail our operations and product development timeline. We may seek additional capital through a combination of equity offerings, such as this offering, debt financings and/or strategic collaborations. If such financing is not available on satisfactory terms, or is not available at all, our ability to accelerate product development will be hindered, our business and financial condition may be materially and adversely affected, and you may lose all or part of your investment.

We have incurred losses since inception.

We have incurred net losses since inception and had an accumulated deficit of approximately $308.0 million as of March 31, 2025. If we are unsuccessful in implementing any initiatives to improve our revenues to achieve profitability, it will have a material adverse impact on our business, prospects, operating results and financial condition. There can be no assurance that the revenue that we generate will be able to support our operations or meet our working capital needs.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2024 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon, other factors, our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of our products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of our products. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that additional financing will be available at terms acceptable to us or at all. If we cannot continue as a viable entity, this could materially adversely affect the value of the shares of Common Stock.

4

Risks Related to Our Business and Industry

Legacy Datavault (as defined below) has a limited operating history, which makes it difficult to forecast our future results of operations.

As a result of Legacy Datavault’s limited operating history, our ability to accurately forecast future results from the operations of the Legacy Datavault business is limited and subject to a number of uncertainties, including our ability to plan for and model future growth. Further, in future periods, our revenue growth from the Legacy Datavault business could slow or its revenue could decline for a number of reasons, including slowing demand for its platform, increased competition, changes to technology, a decrease in the growth of its overall market, or its failure, for any reason, to continue to take advantage of growth opportunities. We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described below. If our assumptions regarding these risks and uncertainties and its future revenue growth are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and our business could suffer.

We may not have visibility into our financial position and results of operations.

In the future, customers will consume our platform through license and the use of our software as a service platform for the data refinery, meta data layer creation, and through the monetization of data assets. Because prospective customers have flexibility in the timing of their consumption, we may not have the visibility into the timing of revenue recognition that a typical subscription-based software company has. There is a risk that customers will consume our platform more slowly than we expect, and our actual results may differ from our forecasts. Further, investors and securities analysts may not understand how our consumption-based business model differs from a subscription-based business model, and our business model may be compared to subscription-based business models.

Sales efforts to large customers involve risks that may not be present or that are present to a lesser extent with respect to sales to smaller organizations.

Sales to large customers involve risks that may not be present or that are present to a lesser extent with sales to smaller organizations, such as longer sales cycles, more complex customer requirements, substantial upfront sales costs, and less predictability in completing some of Data Vault’s sales. For example, large customers may require considerable time to evaluate and test Data Vault’s platform prior to making a purchase decision and placing an order. A number of factors influence the length and variability of Data Vault’s sales cycle, including the need to educate potential customers about the uses and benefits of Data Vault’s platform, the discretionary nature of purchasing and budget cycles, and the competitive nature of evaluation and purchasing approval processes. As a result, the length of Data Vault’s sales cycle, from identification of the opportunity to deal closure, may vary significantly from customer to customer, with sales to large enterprises typically taking longer to complete. Moreover, large customers often begin to deploy Data Vault’s products on a limited basis but nevertheless demand implementation services and negotiate pricing discounts, which increase Data Vault’s upfront investment in the sales effort with no guarantee that sales to these customers will justify Data Vault’s substantial upfront investment. If we fail to effectively manage these risks associated with sales cycles and sales to large customers, Data Vault’s business, financial condition, and results of operations may be affected.

5

A small number of customers represent a significant percentage of our revenue, so any loss of key customers could have a material adverse effect on our business.

A small number of our customers represent a significant percentage of our revenue. Although we may have agreements with these customers, these agreements typically do not require any minimum purchases and do not prohibit customers from using competing technologies or customers from purchasing products and services from competitors. Because many of our markets are rapidly evolving, customer demand for our technologies and products can shift quickly.

As of December 31, 2024, the Company had three customers accounting for 68%, 12%, and 11% of accounts receivable. As of December 31, 2023, the Company had two customers accounting for 71% and 20% of accounts receivable. The Company had four customers accounting for 29%, 19%, 18% and 10% of its net revenue for the year ended December 31, 2024. The Company had four customers accounting for 25%, 19%, 14% and 13% of its net revenue for the year ended December 31, 2023.

A loss of any of our key customers could have a material adverse effect on our business and results of operations.

We are reliant on module manufacturers to produce the modules which we then sell to our customers and any change in their management or business could have a negative effect on our operations.

Our revenue from the sale of modules to consumer electronics and speaker companies depends in large part upon the availability of our modules that implement our technologies. Our manufacturers incorporate our technologies into these modules, which are then incorporated in consumer entertainment products. We do not manufacture these modules, but rather depend on manufacturers to produce the modules which we then sell to our customers. We do not control the manufacturers. While we have a longstanding relationship with our manufacturers, there can be no assurance that our manufacturers will continue to timely produce our modules. Change in management of our manufacturers or a change in their operations could negatively affect our production and cause us to seek other manufacturers which we may not be able to obtain on the same or similar terms as our current manufacturers. This could have a negative effect on our operations.

We currently rely on semiconductor manufacturers to manufacture our semiconductors, and our failure to manage our relationship with our semiconductor manufacturers successfully could negatively impact our business.

We rely on a single contractor in Japan for the production of our transmit semiconductor chip and a single contractor in China for the production of our receive semiconductor chip. Our reliance on these semiconductor manufacturers reduces our control over the manufacturing process, exposing us to risks, including increase production costs and reduced product supply. If we fail to manage our relationships with these manufacturers effectively, or if a contract manufacturer experiences delays, disruptions, or decides to end-of-life components that it manufactures for us, our ability to ship products to our end-user customers could be impaired and our competitive position and reputation could be harmed. In addition, any adverse change in our manufacturers’ financial or business condition could disrupt our ability to supply quality products to our end-user customers. If we are required to change manufacturers, we may lose revenue, incur increased costs and damage our customer relationships. In addition, qualifying a new semiconductor manufacturer and commencing production can be an expensive and lengthy process. As a result of any of these aforementioned disruptions, we would experience a delay in our order fulfillment, and our business, operating results and financial condition would be adversely affected.

Declines in or problems with the WiSA Association membership could negatively affect our reputation.

Our wholly owned subsidiary, WiSA, LLC, operates the “WiSA Association,” which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, with the purpose of promoting a standardized method of interoperability between wireless audio components using our technology. We rely significantly on the WiSA Association to uphold the standards and criteria of interoperable audio products. If we lose members or new technology is developed that is easier to incorporate than ours, the WiSA Association may fail to maintain its active status and the sales of our modules could diminish as well. In addition, failure of our members to adhere to our policies designed to provide interoperability between audio systems could undermine the integrity of our brand.

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Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

•	rapid technological change;

•	new and improved technology and frequent product introductions;

•	consumer demands; evolving industry standards; and

•	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

To increase total customers and customer recognition of the WiSA Association products and to achieve broader market acceptance of our technology, we will need to expand our sales and marketing organization and increase our business development resources, including the vertical and geographic distribution of our sales force and our teams of account executives focused on new accounts and responsible for renewal and growth of existing accounts.

Our business requires that our sales personnel have particular expertise and experience in interoperability of audio systems, and the latest wireless audio technology. We may not achieve revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel with appropriate experience, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

We may in the future experience performance issues due to a variety of factors, including wireless technology disruptions, human or software errors. If a wireless connection is compromised, our products will not work as designed and our business could be negatively affected. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period or a connection problem may be out of our control and could deter customers from purchasing wireless audio components.

We expect to continue to make significant investments to maintain and improve the performance of our modules. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be adversely affected.

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Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

Because our modules are complex, undetected errors, failures or bugs may occur. Our module is installed and used in numerous audio systems of different brands with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our technology. Despite our testing, errors, failures or bugs may not be found in our modules until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our modules, which could result in customer dissatisfaction and adversely impact the perceived quality or utility of our products as well as our brand.

Any of these real or perceived errors, compatibility issues, failures or bugs in our modules could result in negative publicity, reputational harm, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources to correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions or delays in the use of our solutions, which could cause us to lose existing or potential customers and could adversely affect our operating results and growth prospects.

We rely on the cooperation of our customers to install our modules in their audio products.

Our modules are sold to our customers who are consumer electronics companies. Our customers install the modules into their products. Our customers’ audio products are sold to the public who must then install the audio system into their homes or businesses. We do not oversee installation of our products and therefore have no control over the result. If a module is not installed correctly in a customer product or an end consumer does not install their audio system correctly, our technology may not work properly, which could result in customer dissatisfaction or have a material adverse impact on our reputation, our business and our financial results.

If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

Our customers integrate our modules into their products. The functionality and popularity of our technology depends, in part, on our ability to produce modules that integrate into our customers’ products. Our customers may change the features of their technologies and audio systems may advance technologically. Such changes or advancements could functionally limit or terminate the utility of our product, which could negatively impact our customer service and harm our business. If we fail to maintain cutting edge technology and compatibility with the products our customers produce, we may not be able to offer the functionality that our customers need, and our customers may not purchase our modules, which would negatively impact our ability to generate revenue and have a material adverse impact on our business.

Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter because of various factors, many of which are outside of our control, including:

•	the expansion of our customer base;

•	the recent acquisition of certain assets pursuant to the Asset Purchase Agreement (as defined below);

•	the renewal of agreements with, and expansion of coverage by, existing customers;

•	the size, timing and terms of our sales to both existing and new customers;

•	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;

•	changes in our customers’ and potential customers’ budgets;

•	our ability to control costs, including our operating expenses;

•	our ability to hire, train and maintain our direct sales force, engineers, and marketing employees;

•	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals;

•	general economic and political conditions, both domestically and internationally; and

•	the effects of outbreaks, epidemics or pandemics of contagious diseases.

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Any one of these or other factors discussed elsewhere in this prospectus, or the documents incorporated by reference herein, may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

Our sales are subject to fluctuation as a result of seasonality, which is outside of our control.

Our sales are subject to the seasonality of when consumers buy electronic products, generally in the third quarter leading up to the year-end holiday season. Our customers’ plans to complete and ship new products to meet this seasonal peak can critically impact our financial results should they miss the holiday season. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

Our sales are subject to fluctuation as a result of our customers’ new product introduction timelines and end-user adoption of our customers’ retail products, both of which are outside of our control.

We, in conjunction with our customers, are launching a new technology to the retail and consumer market. The consumer adoption rate at retail is a critical component of our financial success and is currently an unknown component of our financial plans. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

We conduct international operations, which exposes us to significant risks.

Our headquarters are located in Oregon, but we also have employees in Taiwan and Korea and representatives in China and Japan. Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks in addition to those we already face in the United States. In addition, we invest time and resources in understanding the regulatory framework and political environments of our customers overseas in order to focus our sales efforts. Because such regulatory and political considerations are likely to vary across jurisdictions, this effort requires additional time and attention from our sales team and could lead to a sales cycle that is longer than our typical process for sales in the United States. We also may need to hire additional employees and otherwise invest in our international operations in order to reach new customers. Because of our limited experience with international operations as well as developing and managing sales in international markets, our international efforts may not be successful.

In addition, we will face risks in doing business internationally that could adversely affect our business, including:

•	the potential impact of currency exchange fluctuations;

•	the difficulty of staffing and managing international operations and the increased operations, travel, shipping and compliance costs associated with having customers in numerous international locations;

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•	potentially greater difficulty collecting accounts receivable and longer payment cycles;

•	the need to offer customer support in various languages;

•	challenges in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

•	export controls and economic sanctions administered by the Department of Commerce Bureau of Industry and Security and the Treasury Department’s Office of Foreign Assets Control;

•	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and United Kingdom Bribery Act of 2010;

•	tariffs and other non-tariff barriers, such as quotas and local content rules;

•	more limited protection for our intellectual property in some countries;

•	adverse or uncertain tax consequences as a result of international operations;

•	currency control regulations, which might restrict or prohibit our conversion of other currencies into U.S. dollars;

•	restrictions on the transfer of funds;

•	deterioration of political relations between the United States and other countries; and

•	political or social unrest or economic instability in a specific country or region in which we operate, which could have an adverse impact on our operations in that location.

Also, we expect that due to costs related to our international efforts and the increased cost of doing business internationally, we will incur higher costs to secure sales to international customers than the comparable costs for domestic customers. As a result, our financial results may fluctuate as we expand our operations and customer base worldwide.

Our failure to manage any of these risks successfully could harm our international operations and adversely affect our business, operating results and financial condition.

We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our future success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our Company, the development of our products, and our strategic direction. We also depend on the contributions of key technical personnel.

We do not maintain “key person” insurance for any member of our senior management team or any of our other key employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

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Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the Internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. There can be no assurance that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

Our obligations in connection with our senior secured promissory notes could restrict our operating and financial flexibility which could impair our liquidity and thereby harm our business, results of operations and financial condition.

On April 3, 2025, the Company issued senior secured convertible notes (the “Initial Notes”) having an aggregate principal amount of $5,555,555 for an aggregate purchase price of $5,000,000 in connection with a securities purchase agreement entered into on March 31, 2025 by the Company and certain institutional investors (the “Note SPA”). On May 19, 2025, the Company issued additional notes having an aggregate principal amount of $11,111,111 (the “Additional Notes” and with the Initial Notes, the “Notes”). The Notes carry a 10% original issue discount, and mature 18 months from the date of issuance. The Notes are secured by all of the assets of the Company and the Company’s obligation under the Notes are guaranteed by the domestic subsidiaries of the Company and rank senior to all other existing indebtedness and equity of the Company.

Pursuant to the Notes, so long as the Notes are outstanding, the Company is not permitted to among other things, (i) without prior written consent of the holders of the Notes, to incur any debt, (ii) repurchase, repay, or offer to repay or repurchase more than a de minimis number of shares of Common Stock or Common Stock Equivalents, or (iii) sell, assign, transfer or otherwise dispose of any of its assets, in each case subject to limited exceptions. The Notes, while not carrying any interest, include certain events of default which would trigger a 12% default interest rate that would begin to accrue upon the such an event of default.

Such limitations on our ability to operate, combined with our other financial obligations, could increase our vulnerability to adverse changes in general economic, industry and market conditions, limit our flexibility in planning for, or reacting to, changes in our business and the industry and impose a competitive disadvantage compared to our competitors that have less debt or are otherwise not subject to similar restrictions on operating.

In addition, because the Notes are secured by all of our assets, should we default on our obligations under the Notes the holders of such Notes are entitled to the receive the value of the Notes out of our assets. Such transfer of our assets to the holders of the Notes could result in our ability to continue to operate our business being severely limited or our inability to continue to operate our business in part or entirely.

Future acquisitions may have a material adverse effect on our ability to manage our business and our results of operations and financial condition.

We may acquire businesses, technologies, services, or products which are complementary to our business. Future acquisitions, such as the currently contemplated acquisition pursuant to the asset purchase agreement with CompuSystems Inc (the “CSI Agreement”), may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources and management attention from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the costs and expenses incurred in connection with such acquisitions, or the potential loss of or harm to relationships with suppliers, employees, and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business or our results of operations and financial condition. In addition, we may need to fund any such acquisitions through the incurrence of additional debt or the sale of additional debt or equity securities, which would result in increased debt service obligations, including additional operating and financing covenants, or liens on our assets, that would restrict our operations, or dilution to our shareholders.

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Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Climate change may have a long-term impact on our business.

Climate change may have an increasingly adverse impact on our business and those of our customers and suppliers. Water and energy availability and reliability in the communities where we conduct business is critical. Climate change, its impact on our supply chain and critical infrastructure worldwide, and its potential to increase political instability in regions where we, our customers and suppliers do business, may disrupt our business and may cause us to experience higher attrition, losses and costs to maintain or resume operations. Although we maintain a program of insurance coverage for a variety of property, casualty, and other risks, the types and amounts of insurance we obtain vary depending on availability and cost. Some of our policies have large deductibles and broad exclusions, and our insurance providers may be unable or unwilling to pay a claim. Losses not covered by insurance may be large, which could harm our results of operations and financial condition.

Our operations, products and services, as well as those of our suppliers and customers, may also be subject to climate-related laws, regulations and lawsuits. Regulations such as carbon taxes, fuel or energy taxes, and pollution limits could result in greater direct costs, including costs associated with changes to manufacturing processes or the procurement of raw materials used in manufacturing processes, increased levels of capital expenditures to improve facilities and equipment, and higher compliance and energy costs to reduce emissions, as well as greater indirect costs resulting from our customers, suppliers or both incurring additional compliance costs that are passed on to us. These costs and restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our operations and product design activities. Stockholder groups may find us insufficiently responsive to the implications of climate change, and therefore we may face legal action or reputational harm. We may also experience contractual disputes due to supply chain delays arising from climate change-related disruptions, which could result in increased litigation and costs.

We also face risks related to business trends that may be influenced by climate change concerns. Stockholder advocacy groups, certain institutional investors, investment funds, other market participants, stockholders and customers have focused increasingly on the environmental, social and corporate governance (“ESG”), and sustainability practices of companies, including those associated with climate change and human rights. These parties have placed increased importance on the implications of the social cost of their investments. If our ESG practices do not meet stockholder or other industry expectations and standards, which continue to evolve, our brand, reputation and business activities may be negatively impacted. Any sustainability disclosures we make may include our policies and practices on a variety of social and ethical matters, including corporate governance, environmental compliance, employee health and safety practices, human capital management, product quality, supply chain management, and talent diversity and inclusion practices. It is possible that our stockholders may not be satisfied with our ESG practices or the speed of their adoption. We could also incur additional costs and require additional resources to monitor, report, and comply with various ESG practices, or choose not to conduct business with potential customers, or discontinue or not expand business with existing customers, due to our policies. Also, our failure, or perceived failure, to meet the standards included in any sustainability disclosure could have a material negative impact on our reputation and business activities.

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We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

Risks Related to Our Intellectual Property

Failure to protect our intellectual property rights could adversely affect our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or license under patent and other intellectual property (“IP”) laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our IP rights adequately, our competitors might gain access to our technology, and our business might be adversely affected. However, defending our IP rights might entail significant expenses. Any of our patent rights, copyrights, trademarks or other IP rights may be challenged by others, weakened or invalidated through administrative process or litigation.

As of March 31, 2025, we had 25 issued and 36 pending U.S. patents covering our technology. We also license issued U.S. patents from others. The patents that we own or license from others (including those that may be issued in the future) may not provide us with any competitive advantages or may be challenged by third parties, and our patent applications may never be granted.

Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our IP, as the legal standards relating to the validity, enforceability and scope of protection of patent and other IP rights are uncertain.

Any patents that are issued may subsequently be invalidated or otherwise limited, allowing other companies to develop offerings that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. In addition, issuance of a patent does not guarantee that we have a right to practice the patented invention. Patent applications in the United States are typically not published until 18 months after filing or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that third parties do not have blocking patents that could be used to prevent us from marketing or practicing our patented software or technology.

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Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our software is available. The laws of some foreign countries may not be as protective of IP rights as those in the United States (in particular, some foreign jurisdictions do not permit patent protection for software), and mechanisms for enforcement of IP rights may be inadequate. Additional uncertainty may result from changes to IP legislation enacted in the United States, including the recent America Invents Act, and other national governments and from interpretations of the IP laws of the United States and other countries by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our IP.

We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we endeavor to enter into non-disclosure agreements with our employees, licensees and others who may have access to this information, we cannot assure you that these agreements or other steps we have taken will prevent unauthorized use, disclosure or reverse engineering of our technology. Moreover, third parties may independently develop technologies or products that compete with ours, and we may be unable to prevent this competition.

We might be required to spend significant resources to monitor and protect our IP rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert counterclaims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially viable. Any litigation, whether or not resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results, financial condition and cash flows.

We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of IP rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their IP rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ IP rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of IP infringement claims.

There may be third-party IP rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any IP claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the IP, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, operating results, financial condition and cash flows.

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Risks Related to the Asset Purchase

Our ability to successfully operate and grow business related to the Transferred Assets will be largely dependent upon the efforts of Nathaniel Bradley, who became our Chief Executive Officer upon closing of the Asset Purchase. The loss of any of such key personnel could negatively impact the business and operations of the Company and its ability to grow the business related to the Acquired Assets.

On December 31, 2024, pursuant to an asset purchase agreement by and between the Company and Data Vault Holdings Inc. (“Legacy Datavault”) dated as of September 4, 2024 (as amended prior to the closing of such transaction, the “Asset Purchase Agreement”), we completed our previously announced asset purchase (the “Asset Purchase”) of information technology assets, certain patents and trademarks (collectively, the “Acquired Assets”) from Legacy Datavault. Our ability to successfully operate and grow business related to the Acquired Assets following the Asset Purchase will be dependent upon the efforts of Nathaniel Bradley, who became our Chief Executive Officer upon consummation of the Asset Purchase. Although we expect Nathaniel Bradley to remain with the Company, it is possible that we will lose some key personnel, and the loss of their services could have a material, adverse effect on the business and operations the Company or the ability to grow the Company’s business.

The Acquired Assets could suffer disruptions, outages, defects, and other performance and quality problems with its platform or with the public cloud and internet infrastructure on which it relies.

Legacy Datavault’s business depends on our platform to be available without disruption. Legacy Datavault has experienced, and may in the future experience, disruptions, outages, defects, and other performance and quality problems with Legacy Datavault’s platform. Legacy Datavault has also experienced, and may in the future experience, disruptions, outages, defects, and other performance and quality problems with the public cloud and internet infrastructure on which Legacy Datavault’s platform relies. These problems can be caused by a variety of factors, including introductions of new functionality, vulnerabilities and defects in proprietary and open source software, human error or misconduct, capacity constraints, design limitations, or denial of service attacks or other security-related incidents.

Further, if Legacy Datavault’s contractual and other business relationships with Legacy Datavault’s public cloud providers are terminated, suspended, or suffer a material change to which we are unable to adapt, such as the elimination of services or features on which Legacy Datavault’s business depends, we could be unable to provide Legacy Datavault’s platform and could experience significant delays and incur additional expense in transitioning customers to a different public cloud provider.

Any disruptions, outages, defects, and other performance and quality problems with Legacy Datavault’s platform or with the public cloud and internet infrastructure on which it relies, or any material change in Legacy Datavault’s contractual and other business relationships with Legacy Datavault’s public cloud providers, could result in reduced use of Legacy Datavault’s platform, increased expenses, including service credit obligations, and harm to the Datavault brand and reputation, any of which could have a material adverse effect on our business, financial condition, and results of operations.

If the Asset Purchase’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Asset Purchase after its closing do not meet the expectations of investors or securities analysts, the market price of our Common Stock may decline. Fluctuations in the price of our Common Stock could contribute to the loss of all or part of your investment. If an active market for our Common Stock develops and continues, the trading price of our Common Stock following the Asset Purchase could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of these factors could have a material adverse effect on your investment in our Common Stock and our Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Common Stock may not recover and may experience a further decline.

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Risks Related to Ownership of Our Securities

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. For example, from January 1, 2021 through December 31, 2021 the reported sale price of our Common Stock fluctuated between $18,890.55 and $73,163.42 per share. From January 1, 2022 through December 31, 2022 the reported sale price of our Common Stock fluctuated between $1,293.85 and $21,139.43 per share. From January 1, 2023 through December 31, 2023 the reported closing price of our Common Stock has fluctuated between $15.95 and $2,400.30 per share. From January 1, 2024 through March 31, 2025, the reported sale price of our Common Stock fluctuated between $0.72 and $18.10 per share. Such volatility can be attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

In addition to being highly volatile, our Common Stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;

•	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments in the financial markets and worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

•	announcements by the government relating to regulations that govern our industry;

•	sales of our Common Stock or other securities by us or in the open market;

•	changes in the market valuations of other comparable companies; and

•	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

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In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our Common Stock could also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our Common Stock price and trading volume could decline.

The trading market for our Common Stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our Common Stock, the Common Stock price would likely decline. If analysts do not cover us or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our Common Stock price or trading volume.

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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You may experience future dilution as a result of future equity offerings and other issuances of our Common Stock or other securities. In addition, this offering and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

We do not intend to pay dividends on shares of our Common Stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors (the “Board”). Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our Certificate of Incorporation authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by the Board. The Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

The Series B Preferred Stock has a liquidation preference over our Common Stock.

As of the date of this prospectus, we have 1,750 Series B Preferred Warrants outstanding, each exercisable for one share of Series B Preferred Stock. The Series B Preferred Stock has a liquidation preference that gets paid prior to any payment on our Common Stock. As a result, if we were to liquidate, dissolve or wind-up, each holder of our Series B Preferred Stock would have the right to receive payment out of our assets available for distribution, before any amount is paid to the holders of our Common Stock, in an amount equal in cash to 100% of the stated value of all shares of Series B Preferred Stock held by such holder, plus any other fees then due and owing thereon, and no more, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series B Preferred Stock shall be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The payment of the liquidation preferences on the Series B Preferred Stock could result in holders of our Common Stock not receiving any proceeds if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily.

The existence of the liquidation preferences may reduce the value of our Common Stock, make it harder for us to sell shares of Common Stock in offerings in the future, or prevent or delay a change of control.

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General Risk Factors

Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Our results of operations could be adversely affected by general conditions in the economy and financial markets, both in the U.S. and globally, including conditions that are outside of our control, such as the continuing uncertainty regarding changes to tariffs and the duration and scope of the COVID-19 pandemic, global supply chain disruptions, the recent inflation in the United States and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine. There continues to be volatility and disruptions in the capital and credit markets, and a severe or prolonged economic downturn, including, but not limited to as a result of such events, could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in government trade policies that could adversely impact our ability to sell products in certain countries, particularly in China. For example, the U.S. government has imposed tariffs on certain Chinese imports and, in return, the Chinese government has imposed or proposed tariffs on certain U.S. products. Additionally, export restrictions imposed by the U.S. government, including the addition of licensing requirements by the United States Department of Commerce’s Bureau of Industry and Security (“BIS”) through the addition of companies to the BIS Entity List, may require us to suspend our business with certain international customers if we conclude or are notified by the U.S. government that such business presents a risk of noncompliance with U.S. regulations. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between certain countries, what products may be subject to such actions, or what actions may be taken by other countries in response. It also may not be possible to anticipate the timing or duration of such tariffs, export restrictions, or other regulatory actions. These government trade policies may materially adversely affect our sales and operations with current customers as well as impede our ability to develop relationships with new customers.

There is a risk of further escalation and retaliatory actions between the U.S. and other foreign governments. If significant tariffs or other restrictions are placed on goods exported from China or any related counter-measures are taken, our revenue and results of operations may be materially harmed. These tariffs may also make our customers’ products more expensive for consumers, which may reduce consumer demand.

There is also a risk that the U.S. government may seek to implement more protective trade measures, not just with respect to China but with respect to other countries as well, such as those imposed on Russia in connection with its recent invasion of Ukraine. This could include new or higher tariffs and even more restrictive trade barriers, such as prohibiting certain types of, or all sales of certain products or products sold by certain parties into the U.S. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

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A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as speaker systems, TVs, game consoles and PCs, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect our industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of shares of Common Stock, restricted stock units or warrants to purchase Common Stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested units or warrants have significantly appreciated in value relative to the original grant prices of the shares or units or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our Common Stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

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The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations.

Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, working capital, capital expenditures, product development, marketing activities, acquisitions of new technologies and investments, repayment of debt and repurchases and redemptions of securities.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

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THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which such securities will be listed.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants to purchase shares of our common stock, preferred stock or debt securities;

•	rights to purchase shares of our common stock, preferred stock or other securities; and/or

•	units consisting of any of the securities listed above.

The terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exchangeable or exercisable for common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of such securities.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital stock that we may offer under this prospectus, but is not complete. For the complete terms of our capital stock, please refer to our certificate of incorporation, as amended from time to time, any certificate of designation for our preferred stock, and our bylaws, as amended from time to time. The General Corporation Law of the State of Delaware (the “DGCL”) may also affect the terms of our capital stock.

Authorized Capital Stock

The Company is authorized to issue 320,000,000 shares of its capital stock consisting of (a) 300,000,000 shares of common stock, par value $0.0001 per share, and (b) 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. As of          , 2025,           shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

The description of our common stock is incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

Preferred Stock

General

We are authorized to issue up to 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, none of which are issued and outstanding. Our board of directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of shares of preferred stock with dividend, liquidation, voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that class of preferred stock.

Series B Convertible Preferred Stock

On October 16, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware designating 375,000 shares of the Company’s authorized preferred stock as Series B Preferred Stock, and establishing the powers, preferences and rights of the shares of Series B Preferred Stock and the qualifications, limitations or restrictions thereof.

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Stated Value. The Series B Preferred Stock have a stated value equal to $100.00 per share.

Liquidation Preference. The Series B Preferred stock have a liquidation preference of $100.00 per share.

Voting. The Series B Preferred Stock does not have voting rights, except as required by Delaware law and other limited circumstances.

Dividends. Dividends on the Series B Preferred Stock were paid in-kind (“PIK dividends”) in additional shares of Series B Preferred Stock based on the stated value of $100.00 per share at the dividend rate of 20.0% per annum (the “Dividend Rate”). The PIK dividends were paid to holders of the Series B Preferred Stock of record at the close of business on October 17, 2024, or the one-year anniversary of the closing of the Offering (the “Dividend Record Date”). PIK dividends on each share of Series B Preferred Stock were to be paid three business days after the Dividend Record Date in additional fully paid and nonassessable, registered shares of Series B Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Dividend Rate and (ii) the stated value of $100.00 per share, by (B) $55.00, the offering price per Unit. The PIK dividends and shares of Common Stock issuable upon conversion of the PIK dividends were also registered pursuant to the Registration Statement. As of the Dividend Record Date, no Series B Preferred Stock was outstanding so no PIK dividends were issued.

Term. The Series B Preferred Stock has a term of two (2) years. If any shares of Series B Preferred Stock are outstanding at the end of the two (2) year term, then the Company will promptly redeem all of such outstanding shares of Series B Preferred Stock on a pro rata basis among all of the holders of Series B Preferred Stock commencing on October 17, 2025, in cash at a price per share of Series B Preferred Stock equal to the sum of (x) 100% of the Stated Value plus (y) all accrued and unpaid dividends and (z) all other amounts due in respect of the Series B Preferred Stock. If, on October 17, 2025, the Company is unable to redeem such outstanding Series B Preferred Stock in cash due to prohibitions under Delaware law, then the Company shall, provided there is no prohibition under Delaware law, redeem the Series B Preferred Stock by paying to the holders the unpaid cash redemption payment in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock equal in number to the quotient obtained by dividing such unpaid amount by the closing price of the Common Stock on the Nasdaq Capital Market on October 17, 2025.

Conversion. The Series B Preferred Stock are convertible into shares of Common Stock at the option of the holder at any time after issuance at an initial conversion price per share of $0.4147, which is subject to adjustment.

Holders of the Series B Preferred Stock are prohibited from converting their shares of Series B Preferred Stock to the extent that such conversion would result in the holder beneficially owning in excess of 4.99% (or, upon election of the holder, 9.99%) of the outstanding shares of Common Stock.

Warrants

As of July 3, 2025, we had warrants to purchase up to 31,232,173 shares of our common stock outstanding with a weighted average exercise price and remaining life in years of $1.82 and 4.83 years, respectively. The exercise price of such warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Anti-Takeover Effects of Certain Provisions of our Bylaws

Our bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the holders of common stock then entitled to vote. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors or of the stockholders, and vacancies may only be filled by a majority vote of the directors, including those who may have resigned. Except as otherwise provided in the bylaws and the certificate of incorporation, as amended, any vacancies or newly created directorships on the board of directors resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Our bylaws also provide that only our chairman of the board, chief executive officer, president or one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting may call a special meeting of stockholders.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

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These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Limitation on Directors’ Liability; Indemnification

Our bylaws contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by our board of directors. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

Listing

Our common stock is traded on Nasdaq under the symbol “DVLT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an “Indenture”), which are contracts entered into between us and a trustee to be named therein. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

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Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our Common Stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our Common Stock and the number of shares of Common Stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the Class A common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Outstanding Warrants

As of July 3, 2025, we had the following warrants outstanding:

●	Warrants to purchase up to 43 shares of common stock originally issued in June 2020 with a weighted average exercise price of $38,626.74 per share ;

●	Warrants to purchase up to 3 shares of common stock originally issued on November 9, 2020 with a weighted average exercise price of $38,250.00 per share;

●	Warrants to purchase up to 1 share of common stock originally issued on December 21, 2020 with an exercise price of $39,000.00 per share;

●	Warrants to purchase up to 16 shares of common stock originally issued on January 19, 2021 with a weighted average exercise price of $63,000.00 per share;

●	Warrants to purchase up to 14 shares of common stock originally issued on June 8, 2021 with a weighted average exercise price of $66,900.00 per share;

●	Warrants to purchase up to 2 shares of common stock originally issued on December 16, 2021 each with an exercise price of $22,800.00 per share;

●	Warrants to purchase up to 151 shares of common stock originally issued on August 15, 2022 with a weighted average exercise price of $1,191.42 per share;

●	Warrants to purchase up to 7,200 shares of common stock originally issued on December 1, 2022 with a weighted average exercise price of $3.196 per share;

●	Warrants to purchase up to 5,831 shares of common stock originally issued on February 3, 2023 with a weighted average exercise price of $1,574.00 per share;

●	Warrants to purchase up to 4,383,293 shares of common stock originally issued in September 2024 with a weighted average exercise price of $2.21 per share;

●	Warrants to purchase up to 65,000 shares of common stock originally issued on November 19, 2024 with a weighted average exercise price of $2.21 per share;

●	Warrants to purchase up to 2,186,485 shares of common stock originally issued in December 2024 with a weighted average exercise price of $1.62 per share;

●	Warrants to purchase up to 5,232,839 shares of common stock originally issued on February 14, 2025 with a weighted average exercise price of $1.14 per share.

●	Warrants to purchase up to 6,448,700 shares of common stock originally issued on April 2, 2025 with a weighted average exercise price of $0.862 per share; and

●	Warrants to purchase up to 12,897,401 shares of common stock originally issued on May 19, 2025 with a weighted average exercise price of $0.862 per share.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, debt securities or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the price, if any, per right;

•	the exercise price payable for common stock, preferred stock or other securities upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of common stock, preferred stock or other securities which may be purchased per right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate unit agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued and any provisions of the unit agreement that differ from those described herein;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The other provisions regarding our common stock, preferred stock, debt securities, warrants and rights as described in this prospectus will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, debt securities, warrants and/or rights.

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PLAN OF DISTRIBUTION

General

We may sell the securities being offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

•	through underwriters or dealers;

•	through agents;

•	directly by us to purchasers;

•	in a rights offering;

•	in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds that we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any commissions paid to agents;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any delayed delivery arrangements;

•	any additional risk factors applicable to the securities that we propose to sell; and

•	any securities exchange or market on which the securities may be listed.

We may sell the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

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Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on Nasdaq, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently traded on Nasdaq. We may elect to list any of the securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer, sale or resale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan &Worcester LLP of New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Datavault AI Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of CompuSystems, Inc. for the fiscal years ended December 31, 2024 and 2023 incorporated in this prospectus by reference to the Current Report on Form 8-K filed with the SEC on June 23, 2025, have been so incorporated in reliance on the report of BG Advisors CPA, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.datavaultsite.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 7, 2025, January 8, 2025, February 13, 2025 (the first Current Report on Form 8-K filed on such date), February 13, 2025 (the second Current Report on Form 8-K filed on such date), February 14, 2025, February 28, 2025, March 17, 2025, March 31, 2025 (the first Current Report on Form 8-K filed on such date), March 31, 2025 (the second Current Report on Form 8-K filed on such date), April 2, 2025, April 4, 2025, April 14, 2025, May 9, 2025, May 9, 2025, May 15, 2025, May 20, 2025, May 20, 2025 and June 23, 2025 (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this prospectus); and

•	the description of our common stock contained in (i) our registration statement on Form 8-A, filed with the SEC on July 25, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.2—Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Datavault AI Inc.
15268 NW Greenbrier Pkwy
Beaverton, OR 97006
(408) 627-4716
info@wisatechnologies.com

Copies of these filings are also available on our website at www.datavaultsite.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

40

$250,000,000

Datavault AI Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

PROSPECTUS

The date of this prospectus is      , 2025.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

$13,333,332 Senior Secured 10% Original Issue Discount Convertible Promissory Notes

and

Shares of Common Stock Issuable upon Conversion under

Senior Secured 10% Original Issue Discount Convertible Promissory Notes

Datavault AI Inc.

Prospectus Supplement

Maxim Group LLC

August 4, 2025